Exhibit 10.23

VITAL IMAGES, INC.

AND

TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of November 21, 2008 by and between Vital Images, Inc., a Minnesota corporation having its principal place of business at 5850 Opus Parkway, Suite 300, Minnetonka, Minnesota 55343 USA (“Vital Images”)  and Toshiba Medical Systems Corporation having its place of business at 1385, Shimoishigami, Otawara-Shi, Tochigi 324-8550, Japan (“Toshiba”).

Recitals

A.                                            Vital Images develops and licenses proprietary medical visualization software products (defined below as the “Products”) and desires to increase the marketing and distribution of the Products.

B.                                              Toshiba develops and markets proprietary medical visualization scanners and related hardware and software products and desires to market the Products in combination with the marketing of its products.

C.                                             Toshiba possesses the necessary expertise and marketing organization to promote, market, distribute and support the Products.

D.                                            Vital Images desires to appoint Toshiba and the Dealer Associates, and Toshiba and the Dealer Associates desire appointment, as a nonexclusive reseller of the Products.

NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the parties agree as follows:

ARTICLE 1:  DEFINITIONS

For purposes of this Agreement, the following words, terms and phrases shall have the following meanings unless the context otherwise requires:

1.1                                 Confidential Information.  “Confidential Information” shall mean all information designated by a party as confidential and which is disclosed by Vital Images to Toshiba or its Dealer Associates, as hereinafter specified, is disclosed by Toshiba or its Dealer Associates to Vital Images, or is embodied in the Products, relating to markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, prices, costs, revenues, profits, organization, employees, agents, resellers or business in general, or, in the case of Vital Images, the algorithms, programs, user interfaces and organization of the Products (except as otherwise agreed between the parties in a separate agreement concerning one or more options incorporated in the Products).

1.2                                 First Level Maintenance.  “First Level Maintenance” shall mean electronic or telephone or on-site response to deal with any problem or software bug in the Product which is provided by Vital Images, Toshiba or the Dealer Associates, as hereinafter specified, to Toshiba’s or the Dealer Associates’ customers in the Territory who have installed the Products that are under a contractual warranty or software maintenance program with Toshiba or the Dealer Associates. Such response shall attempt (i) to identify the nature and extent of the customer’s problem, (ii) if appropriate, to obtain a copy of magnetic media, hard copy printout or electronic file forwarded over the internet containing the problem or software bug to be forwarded promptly to Vital Images electronically or by facsimile, and (iii) to advise the customer in the application of any recommended solution or workaround to such problem or bug.  For outside the US, on-site response may be provided by Vital Images at an additional charge.

1.3                                 Government Approval.  “Government Approval” shall mean any approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other government entity, foreign or domestic, necessary for use, marketing, sale or distribution of the Products in a regulatory jurisdiction, including without limitation the U.S. Food and Drug Administration (“FDA”).

1.4                                 Products.  “Products” shall mean only those software products in object code form as described in Exhibit A and any related user documentation as released from time to time by Vital Images, including any later authorized releases or versions of such software or documentation during the term of this Agreement.

1.5                                 Second Level Maintenance.  “Second Level Maintenance” shall mean electronic or telephone response provided by Vital Images to Toshiba or the Dealer Associates to deal with any problem or software bug in the Products that cannot be handled by Toshiba or the Dealer Associate alone under the First Level Maintenance for such customers in the Territory who have installed the Products that are under Vital Images’ standard warranty or under a Toshiba or Dealer Associate current software maintenance contract.

1.6                                 Services.  “Services” shall mean the software support and maintenance services described in Article 6 and Exhibit E hereof.

1.7                                 Service Level Agreements. “Service Level Agreements” shall mean any agreements to be executed between Vital Images and Toshiba or a Dealer Associate, which define any applicable terms and conditions for Services.

1.8                                 Territory.  “Territory” shall mean the area described in Exhibit B.

1.9                                 Vitrea®.  “Vitrea® ” shall mean 2-D, 3-D and 4-D medical visualization software marketed by Vital Images under the name “Vitrea® .”

1.10                           Vitrea®  fX . “Vitrea®  fX” shall mean 2-D, 3-D, and 4-D medical visualization software marketed by both Toshiba and Vital Images under the name “Vitrea®  fX” for AquilionOne.

1.11                           ViTALConnect® .  ViTALConnect®  shall mean 2-D and 3-D medical visualization software accessible via a web interface marketed by Vital Images under the name ViTALConnect®.

1.12                           ViTAL Enterprise Workstation shall mean 2-D, 3-D, and 4-D medical visualization software accessible via a web interface or workstation and is expandable to Vital Images broader Enterprise solution marketed by Vital Images under the name ViTALEnterprise.

1.13                           Installation. With regard to Vitrea fX in Japan, “First Level Installation” shall mean unloading, assembling and powering up the applicable computer workstation(s), installing the Products onto such computer workstation(s) in its factory before shipping the Products to the customer sites and integrating such computer workstation(s) onto the customer’s computer network. With regard to the other Products, “First Level Installation” shall mean unloading, assembling and powering up the applicable computer workstation(s), installing the Products onto such computer workstation(s) and integrating such computer workstation(s) onto the customer’s computer network.

1.14                           Second Level Installation.  “Second Level Installation” shall mean working with the customer and non-Toshiba OEM’s to link non-Toshiba equipment to the computer workstation(s) on which the Products have been installed.

ARTICLE 2:  APPOINTMENT

2.1                                 Scope.  Vital Images hereby appoints Toshiba, and Toshiba hereby accepts such appointment, as Vital Images’ nonexclusive reseller of the Products during the term of this Agreement in the Territory, in connection with sales of Toshiba’s medical equipments, subject to all the terms and conditions of this Agreement.  All sublicenses of the Products are one-time sublicenses, whether or not they are granted on a term or perpetual basis, and after the initial sublicense of any Product to a customer, Toshiba or the Dealer Associates may not sublicense any Products that are returned by that customer, provided that Toshiba may reinstall Products without paying an additional license fee when such reinstallation is in connection with a customer trade-in or upgrade of equipment purchased from Toshiba and it is the same customer for which the software was initially licensed, or, for Vitrea fX in Japan, a failed hardware replacement.   With regard to Vitrea fX in Japan, Toshiba may, at its discretion, install it as an accessory for computer workstation(s) sold in connection with Toshiba CT equipment (hereinafter collectively called as “Toshiba CT System(s)”) distributed, sold, leased or otherwise disposed by Toshiba in Japan, but may not distribute, sell, lease or otherwise dispose of the Products in any other manner.

2.2                                 Dealer Associates.  Effective with the signing of this Agreement, Toshiba hereby appoints and Vital Images consents to the appointment of, the Toshiba subsidiaries and distributors listed in Exhibit C as its agents to market and distribute the Products within the Territory (collectively “Dealer Associates”). Provided, however, Toshiba shall remain fully liable for the performance of such Dealer Associates and Toshiba hereby indemnifies and holds Vital Images harmless from all damages, losses, costs or expenses  (excluding any consequential or incidental damages) arising in any manner from any act or omission on the part of such Dealer Associates if such act or omission constitutes a breach of this Agreement.  Toshiba shall advise Vital Images in writing of any such appointment agreement with any Dealer Associates.

2.3                                 Use of Terms.  The terms “sale”, “purchase”, “distribution”, “resale”, “reseller” and “Dealer” are used herein for convenience only and refer to the sale of software licenses for the Products.  Toshiba hereby acknowledges Vital Images retains all right, title and interest in and to the copyrights and other intellectual property rights in the Products (except as otherwise agreed between the parties in a separate agreement concerning one or more options incorporated in the Products) and that such Products are to be distributed to Toshiba’s and Dealer Associate’s customers in compliance with such acknowledgment.

ARTICLE 3:  GENERAL OBLIGATIONS OF TOSHIBA

3.1                                 Marketing.  Toshiba and the Dealer Associates shall have the following obligations with respect to the marketing and distribution of the Products:

(a)                                  To use its commercially reasonable best efforts to further the promotion, marketing and distribution of the Products in the Territory;

(b)                                 To perform the First Level Installation for customers in the Territory with respect to the Products, and to ensure that only authorized versions of the Products are installed as supplied by Vital Images for customers in the Territory.

(c)                                  To promptly respond to all inquiries or complaints from customers; outside of the United States, to provide all necessary and appropriate First Level Maintenance of the Products; and to cooperate with Vital Images in the provision of the Second Level Maintenance;

(d)                                 To provide Vital Images with appropriate details of all complaints and bugs found in the Products, whether such complaints or bugs were discovered by Toshiba, any of its Dealer Associates or customers thereof;

(e)                                  To reasonably investigate possible leads with respect to potential customers in the Territory who are referred to Toshiba by Vital Images;

(f)                                  To maintain an adequately trained and staffed sales and technical support group for the marketing and distribution of the Products in the Territory, for the First Level Installation in the United States, and for the First Level Installation and First Level Maintenance outside the United States;

(g)                                 To provide appropriate sales staff for training by Vital Images in the United States, and both sales and technical support staff for training by Vital Images outside of the United States, at mutually-agreeable locations;

(h)                                 To provide Vital Images with reports of its activities and other information regarding the Products in the Territory in such detail and with such frequency as is reasonably agreed between both parties;

(i)                                     To conduct its business in a professional manner, which will reflect positively upon Vital Images and its Products;

(j)                                     To provide Vital Images with customer registration information at the time Toshiba issues Vital Images a Purchase Order, with the exception of sales by Toshiba in Japan and by Toshiba Medical Systems Europe B.V. “TMSE” who will use best efforts to provide customer information with the purchase order;

(k)                                  To abide by all applicable laws and regulations in the Territory, including, if applicable, the U.S. Export Administration Regulations; and

(l)                                     To apprise all customers of the terms of Section 2.3 of this Agreement regarding the ownership of intellectual property embodied in the Products and obtain from all customers a written license agreement containing all of the terms and conditions (except those not related to the protection of Vital Images) contained in Exhibit J to this Agreement, or other similar terms and conditions that protect Vital Images to the same degree as the terms and conditions contained in Exhibit J, except as set forth in Exhibit E.

3.2                                 Toshiba Demonstration License.  To enable Toshiba to better perform its marketing and distribution of the Products and Toshiba’s medical equipments, and to assist it with its product development and training activities, Vital Images will grant to Toshiba and/or its Dealer Associates an unlimited number of royalty free software licenses, for the latest version of the Products solely for their own customer and trade show demonstration, promotional and training uses (including a minimum of eight (8) copies for each Toshiba America and Japan Training Academy), subject to the Terms and Conditions for the Demonstration License attached hereto as Exhibit D.  This Demonstration License will be valid for the term of this Agreement, and will include upgrades and updates to the Products.  Toshiba and the Dealer Associates will provide all hardware related to the Demonstration Licenses, and must track the location of all Demonstration Licenses.

3.3                                 Promotional Materials.  Vital Images shall furnish Toshiba with a reasonable quantity of Vital Images data sheets, brochures and other marketing materials for the Products in the English language for use by Toshiba and its Dealer Associates.

(a)                                  Upon request of Toshiba or its Dealer Associates, Vital Images shall provide Toshiba and the Dealer Associates with sufficient quantities of promotional materials and any revision(s) thereof, at no charge.

(b)                                 In lieu of providing such promotional materials directly, Vital Images, at its discretion, may provide Toshiba with an electronic media copy of same with a nonexclusive, nontransferable right and license to use same, without modification of any kind, for the local reproduction of such materials solely for purposes of Toshiba’s performance under this Agreement.

(c)                                  If Toshiba or its Dealer Associates believes that non-English language versions of such promotional materials or non-English language advertising of the Products are necessary or desirable for effective marketing of the Products in the Territory, Toshiba shall arrange and pay for the preparation of such non-English language materials, which shall be subject to the prior review and written approval of Vital Images. If Toshiba or its Dealer Associates believe that non-English language versions of user’s manual of the Products are necessary in the Territory and upon request of Toshiba or its Dealer Associates and the agreement of Vital Images, acting reasonably, Vital Images shall provide such translated version to Toshiba or its Dealer Associates which made such request, at the expense of Toshiba; provided that if such translated version is necessary for Regulatory compliance in the Territory, in the reasonable opinion of Vital Images, Vital Images shall provide it to Toshiba or its Dealer Associates at no charge. In all cases, Vital Images shall be the sole and exclusive owner of the copyrights in any such materials, regardless of language.

(d)                                 Toshiba and the Dealer Associates will not remove any marks of Vital Images or attributions to Vital Images from the promotional materials provided, even if the materials are combined with other materials not from Vital Images.

(e)                                  Toshiba and Vital Images may create joint promotional material for certain markets.  This material must be approved by both parties prior to distribution.

3.4                                 Reverse Engineering.  Toshiba shall not reverse engineer, decompile or disassemble the Products and shall not allow any other person to do so, nor, except as expressly permitted hereunder, copy the Products.

3.5                                 Expenses.  Except as otherwise specified in this Agreement, Toshiba and its Dealer Associates assume full responsibility for all its own costs and expenses incurred in carrying out its obligations under this Agreement, including but not limited to all rents, salaries, commissions, advertising, demonstrations, travel and accommodations.

ARTICLE 4:  GENERAL OBLIGATIONS OF VITAL IMAGES

4.1                                 Development and Integration.  Continued collaboration on product is a shared goal of the parties.  Vital Images will use reasonable and prompt commercial efforts to integrate new Products as defined in the Development Agreement  into its Product solution, when and if such Products are made commercially available.

4.2                                 Market Awareness.  Vital Images will use reasonable commercial efforts to promote awareness of the Products for use in the radiology and cardiology market through tradeshows and other marketing venues.  At a minimum, Vital Images will attend the trade shows set forth in Exhibit G to this Agreement.  Vital Images will exercise its best efforts to attend other trade shows that are not set forth in Exhibit G, provided that Toshiba gives Vital Images reasonable advance notice sufficient to allow Vital Images to send representatives to such shows.  For the shows that are set forth in Exhibit G, if Vital Images will have a separate booth in any trade show in which Toshiba also participates, Vital Images will provide such workstations and qualified personnel for the Toshiba booth in addition to its own. Vital Images will exercise its reasonable efforts to provide such workstations and qualified personnel for the Toshiba booth for the trade shows that are not set forth in Exhibit G, provided that Toshiba gives Vital Images reasonable advance notice sufficient to allow Vital Images to provide such workstations and qualified personnel. Furthermore, Vital Images will exercise its best efforts to have its booth located adjacent to TAMS’ booth where both participate.  Vital Images will also advise TAMS of any trade shows in which Vital Images participates.  Any exhibits prepared by Vital Images for Toshiba’s booth at trade shows must show the Vital Images products working in conjunction with Toshiba’s images from Toshiba’s CT equipment, but Vital Images is not precluded from presenting additional exhibits that show its products working in conjunction with images from other CT manufacturers.

4.3                                 Support.  During the term of this Agreement, Vital Images agrees to maintain an adequate number of trained sales, applications and service support personnel to perform its duties under this Agreement.  Included within Vital Images’ support responsibilities are the following:

(a)                                  Vital Images has available global support for customers who wish to purchase such support in accordance with (i) any Service Level Agreements between TAMS and Vital Images, and (ii) any Service Level Agreements or other agreements for support between Toshiba, Toshiba Medical Systems Europe B.V. (“TMSE”) or the other Dealer Associates and Vital Images.

(b)                                 Vital Images agrees to share statistics and customer information for own call center support to Toshiba users

(c)                                  To promptly  respond to all inquiries or complaints from Toshiba or its Dealer Associates; outside of the United States, to provide all appropriate Second Level Maintenance of the Products to Toshiba or its Dealer Associates.

4.4                                 Training. During the term of this Agreement Vital Images will provide training at its headquarters location, or such other location mutually agreed between the parties, for Toshiba and Dealer Associate personnel in the function, application, installation and the First Level Maintenance of the Products and in the provision of assistance to Vital Images for Second Level Maintenance, provided, however, Toshiba or the Dealer Associates shall pay the salaries and all transportation and living expenses for its staff.  Toshiba and the Dealer Associates in aggregate may place up to four (4) staff members in any of Vital Images’ regularly-scheduled training classes, upon at least two weeks’ advance notice to Vital Images, provided space is available.  With regard to Vitrea fX in Japan, Vital Images grants to Toshiba the right to produce and copy training materials, either in English or Japanese, modifying Vital Images’ materials.

4.5                                 Customer Training.  In the US market, Vital Images will provide training in the form of 8 education units per Vitrea and Vitrea fX license to be used according to the course equivalences outlined in Exhibit E.  Training shall include an overview of the Vital Images developed tools and features of the products purchased by the customer.  Training in non-US markets will be available for an additional charge per session.  Vital Images is under no obligation to provide applications training to end users beyond twelve (12) months from the license issuance date of the related software at the end users site or twelve (12) months from receipt of purchase order for training sold separately.

4.6                                 Hardware Validation. Vital Images shall take measures prior to the release of any new version Vitrea, Vitrea fX or ViTALConnect or ViTAL Enterprise software to ensure that compatible hardware are rigorously tested and validated to determine a market ready recommended hardware specification that assures optimal performance of the software. Such recommended hardware specification shall be advised to Toshiba or its Dealer Associate before or upon release of the new version software.

ARTICLE 5:  ORDERS FOR PRODUCTS AND SERVICES

5.1                                 Purchase Orders.  Toshiba shall cause its Dealer Associates, and itself shall use its best efforts to submit purchase orders for the Products and Services to Vital Images in writing (preferably by facsimile or other electronic means) at least fifteen (15) days prior to the requested delivery date, which orders shall include the following information:

(a)                                  An identification of the Products and Services ordered;

(b)                                 Quantity of Products and Services;

(c)                                  Requested delivery dates;

(d)                                 Shipping instructions and shipping address; and

(e)                                  With the exception of sales by Toshiba in Japan and by TMSE, who will use best efforts to provide customer information with the purchase order, the defined Customer Information to process the license request; which includes, end user name, end user address, Products to be delivered, maintenance coverage dates and products covered for software maintenance contracts and

(f)                                    If applicable, any relevant export control information or documentation to enable Toshiba and Vital Images to comply with applicable U.S. export control laws.

With regard to Products for Japan, Toshiba may order Products to Vital Images and pay for the Products, through the following Toshiba’s agent (“Agent”).

Agent:

Toshiba America, Inc. (Boston)

24 New England Executive Park,

Burlington MA, 01803, U.S.A.

Attention: Branch Manager

For the purpose of this Agreement, Toshiba hereby appoints Agent as its authorized agent having an authority to perform any and all of Toshiba’s obligations and undertakings under this Agreement under its own name and on behalf of Toshiba, including, without limitation:

(a) to submit purchase orders for the Products for Japan;

(b) to receive shipments of the Products for Japan and invoices therefore;

(c) to make payments due to the Vital Images for the Products for Japan purchased;

(d) to confirm and follow up deliveries of the Products for Japan; and

(e) to return the defective or non-conforming Products for Japan.

Notwithstanding anything else contained herein, Toshiba shall remain directly liable to the Vital Images for all actions taken by Agent. Toshiba may, at its sole discretion but with at least forty-five (45) days prior written notice to the Vital Images, withdraw all of the authority of Agent provided above.  Upon receipt of such notice, the parties shall agree upon alternative procedural arrangements in order to ensure the orderly and timely supply of the Products to Toshiba hereunder and payment therefor.

5.2                                 Acceptance of Orders – All purchase orders from Toshiba and the Dealer Associate are subject to acceptance in writing by Vital Images, which acceptance shall not be unreasonably withheld and shall be delivered by reply facsimile or by e-mail. Vital Images may withhold its acceptance only if (a)  the lead time for delivery is less than ten (10) days; (b) Toshiba or the Dealer Associate who has submitted the purchase order is delinquent in its payments to Vital Images under this Agreement; or (c) Toshiba or the Dealer Associate show has submitted the purchase order is in breach of this Agreement. Failure to respond to each purchase order by Vital Images within  five (5) business days from receipt of such purchase order shall be deemed acceptance of such purchase order by Vital Images. Vital Images will provide to Toshiba monthly reports no later than 15 days from the end of each month listing all purchase orders and amounts of such purchase orders placed by each Dealer Associate during the prior month. Such report shall also list all service contracts and options purchased by each Dealer Associate during such month.

5.3                                 Delivery.  All deliveries of the Products shall be from Vital Images’ facilities unless otherwise agreed in writing between the parties.  Vital Images shall bear shipping charges for the shipment of any Products to its destination specified in the purchase order.  All risk of damage to or loss or delay of the Products shall pass to Toshiba or the Dealer Associate upon their delivery to a common carrier.

5.4                                 Modification of Orders.  No accepted purchase order may be modified or canceled later than thirty (30) days before the scheduled delivery date, except upon the written agreement of both parties, provided, however, any price decrease or increase for the Products shall be implemented upon the effective date of such decrease or increase and therefore, will apply to any purchase order for which delivery has not yet taken place. Furthermore, Vital Images will, at no additional cost to Toshiba and the Dealer Associate, ship its latest authorized version or release of a Product in response to any accepted purchase order.  Toshiba’s and the Dealer Associate’s purchase orders or mutually-agreed change orders shall be subject to all provisions of this Agreement, whether or not the purchase order or change order so states, and any terms and conditions of such purchase order or change order which conflict with the terms and conditions of this Agreement shall be deemed excluded and of no legal effect as between the parties.

5.5                                 Purchase Commitment.  Toshiba annual purchase commitment is set forth on Exhibit F attached hereto and incorporated herein by this reference.  Vital Images shall ship to Toshiba and/or its Dealer Associates during the Term of this Agreement such Products as are identified in and in accordance with the purchase orders submitted by Toshiba and/or its Dealer Associates.  In the event of a Change of Control of Vital Images, as defined in Section 18.11 of this Agreement, Toshiba may, in its sole discretion, be relieved of its minimum purchase Commitment set forth in this Agreement. In such case, Toshiba will provide Vital Images with thirty (30) days’ prior written notice of its intent to be relieved of its minimum purchase Commitments.  Upon relief of the minimum purchase Commitment, the pricing set forth in this Agreement shall expire and Section 4.1, Section 4.2, this Section 5.5, and the fourth sentence of Section 7.1 shall no longer be in effect.

5.6           Product Changes. Vital Images may do any of the following upon sixty (60) days’ prior written notice (or such sooner notice as practicable, if required for regulatory or legal reasons) to Toshiba:

(a)                                  Alter the specifications for any Product or any new release thereof, provided, however, that Toshiba has the option to request Vital Images to continue to provide Products without such alteration for any purchase orders submitted by Toshiba and/or Dealer Associates prior to the date that Vital Images notifies Toshiba of such alteration, unless such prior Product has been discontinued for regulatory or other legal reasons;

(b)                                 Except as set forth below, discontinue the production of any Product. However, such discontinuation will not release or modify Vital Images’ obligations for warranty and service support specified in this Agreement;

(c)                                  Discontinue the development of any new release of a Product, if such new release has not been announced publicly; or

(d)                                 Commence the development and distribution of new software products having features, which may make any Product wholly or partially obsolete, provided Toshiba is granted  the right to continue to purchase the obsolete Products for a period of at least one year from the date that the new software products are commercially introduced by Vital Images, unless such prior Product has been discontinued for regulatory or other legal reasons or this Agreement terminates before the expiration of such one-year period.

Notwithstanding the foregoing, at all times throughout the term of this Agreement, Vital Images must have available for Toshiba Vitrea or Vitrea fX or a successor software of Vitrea or Vitrea fX® that will have specifications that are at least equal to or better than those for the version of Vitrea or Vitrea fX® software existing as of the date of this Agreement, and give at least six (6) months’ prior written notice (or such sooner notice as practicable, if required for regulatory or legal reasons) to Toshiba before discontinuing the production of Vitrea or Vitrea fX®. The following associated options shall also be subject to this provision: 3D Angiography, CT Perfusion, CT Colonography, Endovascular Planning (when and if available), CT Cardiac, Cardiac Functional Analysis, SUREPlaque, VScore, Peripheral Vessel Probe, Nodule Probe, Dynamic Volume 4D Brain Perfusion, * * * and * * *.” Toshiba’s minimum purchase commitments will end in the event Vital Images discontinues the production of

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

Vitrea or Vitrea fX® and does not provide Toshiba with a successor product acceptable to Toshiba.  Such discontinuation will not release or modify Vital Images’ obligations for warranty and service support specified in this Agreement.

5.7                               Installation of Products.  Unless otherwise agreed in writing by Vital Images, for outside the U.S., all deliveries of the Products shall be directly to Toshiba or the Dealer Associates, unless the parties agree that Vital Images shall ship the Products directly to the customers, and Toshiba and the Dealer Associates shall then have the sole responsibility for the First Level Installation of such Products into a customer’s computer system in the Territory in accordance with the standards and specifications established by Vital Images from time to time and provided to Toshiba and the Dealer Associates hereunder. If the Products need to be integrated with non-Toshiba equipment, Vital Images will perform the Second Level Installation, upon request from Toshiba, or the Dealer Associates or the customers, to ensure proper integration. For the U.S., installation, the respective responsibilities shall be as set forth in Exhibit K.

5.8                               Distribution Report.  Name, address, telephone and facsimile numbers of customers who purchased the Product and Service contracts in each calendar quarter shall be provided by Toshiba and TMSE to Vital Images within thirty (30) days after the end of such quarter.

ARTICLE 6:  SOFTWARE MAINTENANCE SERVICES

6.1                                 Software Maintenance Agreements.  For each customer purchasing a license for the Products in the Territory, Toshiba and/or the Dealer Associates shall use its reasonable best efforts to persuade such customer to purchase annual or long-term software maintenance services under a software maintenance program. Such software maintenance services shall include updates and upgrades  to the Vitrea®, Vitrea fX and other applicable Products that have been purchased by the customer, free of charge to the customer, for so long as Toshiba and/or Dealer Associate is current in its payment of fees for software maintenance services.  Included in software maintenance services is the provision of updates, which are new versions of the products that include enhancements and upgrades and are released to Vital Images’ general installed base, and corrections, which are fixes to errors in the Products that are reported by Vital Images customers and are released to Vital Images’ general installed base. It is agreed between the parties that newly released options to Vitrea® or Vitrea fX except for those listed in Exhibit E and purchased by the customer, shall be excluded from such updates and upgrades, unless explicitly agreed between the parties.  Provided, however, even after the Warranty Period (hereinafter defined in Section 9.1(a)), upon written request from Toshiba or its Dealer Associates for any particular end-user, for up to six (6) months after the expiration date of the Warranty Period, Vital Images shall, without charge, upgrade or update such end-user’s Product to its latest version available within the end-user’s Warranty Period, with downward compatibility.  Further, regardless of whether a customer is under a warranty or software maintenance program, in the event Vital Images issues a correction related to a patient safety issue resulting in a product recall or similar governmental action, Vital Images shall provide such correction to the customers affected at no charge with prior written notice to Toshiba.

6.2                               First Level Maintenance Service.   Toshiba and/or the Dealer Associates shall provide the First Level Maintenance to customers outside the United States.  Vital Images shall provide First Level Maintenance to customers within the United States, unless defined otherwise in a Service Level Agreement.

6.3                               Second Level Maintenance Service.   Vital Images shall provide the Second Level Maintenance to Toshiba and the Dealer Associates.   In accordance with their technical ability, and based upon their prior experience and training by Vital Images, except for the United States, Toshiba and/or the Dealer Associates shall use their reasonable best efforts to assist Vital Images in providing the Second Level Maintenance for the benefit of customers in the Territory.  Toshiba shall pay Vital Images to provide Second Level Maintenance at the amounts set forth in Exhibit E.

6.4                                 Customer Contact.  Except as set forth in Section 6.3 outside the U.S., and Sections 6.2 and 6.3 within the U.S., Toshiba and/or the Dealers Associates shall have the primary responsibility for direct contact with customers in the Territory in regard to the function, application, installation or maintenance of the

Products under the First Level Maintenance and the Second Level Maintenance, provided that Vital Images may contact directly any customer not enrolled in support to enter into a support and maintenance  agreement.

ARTICLE 7:  PRICES AND PAYMENTS

7.1                                Prices.  Toshiba and the Dealer Associates shall pay Vital Images in accordance with the prices for the Products and the Services as specified in the Product Price List, Exhibit E hereto. All Product Price List prices are for shipment from Vital Images’ facilities to its destination.  Any special packing or handling shall be at the sole expense of Toshiba.

In recognition of the purchase commitments made by Toshiba and its Dealer Associates pursuant to Section 5.5 of this Agreement, Vital Images hereby covenants and agrees that the transfer price charged to Toshiba and its Dealer Associates for the standalone Products and Product for Japan shall at all times be lowest transfer price charged by Vital Images to anyone, except for governmental customers, research sites, training sites, show sites, luminaries, collaborators, and resolution of customer satisfaction issues.  If Vital Images provides a lower transfer price to an entity not set forth above, the parties shall meet to discuss whether to adjust the pricing set forth herein.

Toshiba is free to resell the Products and maintenance support services at any price at which Toshiba deems appropriate. Vital Images will not coerce or otherwise dictate such resale price.

7.2                                Payment Terms.  For each order of the Products or Services Toshiba and/or its Dealer Associates, who ordered such Products or Services, shall pay for Product in accordance with the Product Price List in U.S. Dollars within forty-five (45) days of the date of shipment or forty-five (45) days from the invoice date whichever is later. Notwithstanding the foregoing, if a Service Level Agreement is agreed for Services in the US market, payment terms may be set forth in the Service Level Agreement. With regard to Products sold in Japan, Toshiba shall seek an exemption from withholding tax obligations to the extent available under applicable tax treaties between U.S.A. and Japan, and Vital Images shall reasonably cooperate with Toshiba in completing and executing any documents necessary for obtaining such exemption, including, without limitation, providing Toshiba with the U.S. residency certificates, completing and executing relevant documents to be submitted to applicable taxation authorities.

7.3                                 Overdue Payments.  If and for so long as any payment from Toshiba to Vital Images under this Agreement shall be overdue:

(a)                                  Interest at twelve percent (12%) per annum or the highest rate permitted under applicable law, whichever is lower, shall become due on all balances outstanding that are past due by more than 30 days from the date that Vital Images provides written notice to Toshiba or Dealer Associate, as the case may be, of such past due amount, provided, however, that if payment is not made by the expiration of such 30-day period, the above-mentioned interest will be paid beginning the original due date of the payment; and

(b)                                 Vital Images reserves the right to withhold or suspend shipment of the Products to Toshiba and/or the Dealer Associate if there is an unsettled outstanding balance owed by Toshiba or the Dealer Associate to Vital Images, provided, however, that Vital Images shall first provide Toshiba or the Dealer Associate, as the case may be, with 30-days prior written notice and opportunity to cure before withholding or suspending shipment under this paragraph. Any such withholding or suspension will be effected only against the Dealer Associate that has an unsettled outstanding balance, and not other Dealer Associates or Toshiba.

ARTICLE 8:  APPROVALS; ADVERSE REACTIONS; PRODUCT RECALLS

8.1                                Government Approval.  Vital Images shall make diligent efforts to prepare and file all applications required to obtain all necessary Government Approval for each country in the Territory specified in Exhibit B hereto, the Principal Countries, where such Government Approval has not already been obtained.  For all other countries in the Territory, if any, Vital Images shall diligently prepare and file all applications required to obtain all necessary Government Approval for each such country as Vital Images, in its sole discretion, deems necessary.  Vital Images shall keep Toshiba apprised of its progress with respect to any such applications.  Toshiba shall furnish Vital Images with such assistance and cooperation as may be reasonably requested in connection with the securing of such Government Approval.  Notwithstanding the above, with regard to the Products for Japan, it is understood between the parties that Toshiba will (i) be a legal manufacturer solely for the purpose of Government Approval of the Toshiba CT System incorporating the Products as option (provided that Toshiba’s status or appearance as such legal manufacturer and this Article 8.1 shall not affect the provisions in Article 3.4 nor Vital Images’s status as the developer of the Products and owner of all rights therein), and (ii) be required to file all applications required to obtain all necessary registration and/or Government Approval, including, without limitation, approval under the Pharmaceutical Affairs Laws of Japan as may be amended from time to time, for the Toshiba CT System to be sold by Toshiba in Japan.  Vital Images shall furnish Toshiba with such assistance and cooperation as may be reasonably requested in connection with the securing of such Government Approval.

8.2                                 Compliance. Vital Images  shall  comply with all applicable regulatory requirements.  However, Toshiba shall provide all information within its possession  to Vital Images necessary for Vital Images to comply with its medical device reporting requirements to the FDA or any other comparable regulatory body elsewhere in the world.  Toshiba shall maintain records of distribution in case of recalls and handling of feedback to meet regulatory requirements.  Vital Images shall comply with all health registration laws, regulations and orders of any government entity within the Territory and with all other governmental requirements relating to the promotion, marketing and sale of the Products in each country in the Territory.  Toshiba shall submit all advertising claims to Vital Images for written approval prior to their first use by any party, such consent not to be unreasonably withheld. Toshiba will comply with all applicable regulatory requirements applicable to Toshiba’s marketing and sale of the Products.

8.3                                 Adverse Event Reporting.  Toshiba shall advise Vital Images, by telephone or facsimile, or other electronic communication means within twenty-four (24) hours or in case the event occurred a day before or on a national holiday or weekend, then the next working business day after it becomes aware of any adverse event (which is defined as personal injury or death) from the use of any Product or malfunction of any Product.  Unless otherwise required by applicable local laws, Toshiba shall advise Vital Images of any such adverse event prior to any report or filing being made by Toshiba with the FDA or any other comparable regulatory body elsewhere in the world. Vital Images shall appoint an Authorised Representative according to the European Union Medical Devices Directive MDD 93/42/EEC as set forth in Exhibit I.

8.4                                 Corrective Action.

(a)          Notice of Corrective Action.  If Vital Images believes that a corrective action with respect to the Products is desirable or required by law, or if any governmental agency having jurisdiction (including, without limitation, the FDA) shall request or order any corrective action with respect to the Products, including any recall, customer notice, restriction, change, corrective action or market action or any Product change, Vital Images shall promptly notify Toshiba and the Dealer Associates.  Any and all corrective actions shall be conducted at the expense of Vital Images, except costs associated with notifying customers of such corrective action.  Toshiba and/or the Dealer Associates shall maintain complete and accurate records, for such periods as may be required by applicable law, of all Products they sold.  The parties shall cooperate fully with each other in effecting any corrective action with respect to the Products pursuant to this Article 8.4, including communication with any customers and Toshiba shall cause its Dealer Associates, and itself shall comply with all reasonable directions of Vital Images’ regarding such corrective action.  This Article 8.4 shall not limit the obligations of either party under law regarding any corrective action with respect to the Products required by law or properly mandated by governmental authority.  With regard to the Products for Japan,  if a corrective action with respect to the Products incorporated in the Toshiba CT Systems is required by law, or if any governmental agency having jurisdiction (including, without limitation, Ministry of Health,

Labour and Welfare) shall request or order any corrective action with respect to the Products incorporated in the Toshiba CT Systems, including any recall, customer notice, restriction, change, corrective action or market action or any Product change, TOSHIBA shall promptly notify Vital Images.  Any and all corrective actions shall be conducted at the expense of Vital Images, except costs associated with notifying customers of such corrective action.  Toshiba shall maintain complete and accurate records, for such periods as may be required by applicable law, of all Toshiba CT Systems they sold.  The parties shall cooperate fully with each other in effecting any corrective action with respect to the Products pursuant to this Article 8.4, including communication with any customers and Vital Images shall comply with all reasonable directions of TOSHIBA’ regarding such corrective action.  This Article 8.4 shall not limit the obligations of either party under law regarding any corrective action with respect to the Products required by law or properly mandated by governmental authority.

(b)         Refund.  If any Products are required to be returned to Vital Images pursuant to this Article 8.4 and no replacement is provided therefore by Vital Images, Vital Images shall refund to Toshiba’s or the Dealer Associate’s customers any unearned license fees paid to Toshiba or the Dealers Associates (the amount of the license fee each such customer paid for the products, less a reasonable value for use determined by prorating the license fee paid on a thirty-six (36) month straight-line amortization method). Vital Images shall indemnify Toshiba or the Dealer Associate from any actions made by Toshiba’s or the Dealer Associate’s customers claiming reimbursement of license fees, whether or not in excess of the amount specified in this paragraph.

ARTICLE 9:  WARRANTIES AND REPRESENTATIONS; INDEMNIFICATION

9.1                                 Product Warranties to Customers.  Vital Images hereby authorizes Toshiba and the Dealer Associates to pass through to its customers Vital Images’ standard software warranties as set forth below.

(a)                                  Limited Warranty.

(i) Vital  Images warrants to Toshiba and the Dealer Associates for * * * months from the license issuance date, or * * *months from the Delivery date, except for Toshiba in Japan where Vital Images warrants for * * *months from the license issuance date or * * *months from the Delivery date, whichever expires first (the “Warranty Period”), that the Products, when properly installed and operated, will perform the functions described in the functional specifications for the Products, as contained in the applicable written documentation for the Products, and that such Product shall be upgraded or updated to its latest version with the assurance of downward compatibility. Vital Images shall have no obligation under this provision if (a) the Products have not been properly installed, used or maintained (except for any maintenance performed by Vital Images), in accordance with Vital Images’ then-applicable operating manuals; or (b) the Products have been modified in any manner by anyone other than Vital Images, or are used or combined with other computer software programs (other than standard operating software) not approved by Vital Images, hardware not validated by Vital Images and without the prior written consent of Vital Images; or (c) the Products have been distributed to a customer with any warranties or representations, oral or written, made by Toshiba or any third party beyond those expressly set forth herein., however Vital Images will nevertheless be responsible for performing its warranty obligations to the extent set forth in this paragraph, but not for the additional warranties made by Toshiba or any third party.

(ii) Toshiba may offer its customers an extended software Warranty at the time of issuing Vital Images a Purchase Order, subject to the pricing set forth in Exhibit E and the terms set forth in Article 9.1(a)(i), and subject to Toshiba’s paying Vital Images with the software order.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

(iii)   The warranty for sale of any Product in Germany will be * * * months from installation, subject to Toshiba’s paying Vital Images an amount equal to * * * of the maintenance fees that would have been paid for the * * *months of the warranty period in Germany, had the warranty not been extended pursuant to this Article 9.1(a)(ii).

(iv) Toshiba may include annual or long-term software maintenance services for the Products as part of Toshiba’s service contract proposals to its customers. However, if the Toshiba customers do not wish to sign up to such extended software maintenance or software maintenance services, Toshiba is not precluded from offering its medical equipments or service contract without such software maintenance.

(b)                                 Exclusive Remedy.  Vital Images’ entire liability for any warranty claim made by Toshiba or the Dealer Associates under Section 9.1(a) above during the Warranty Period, and Toshiba’s and its Dealer Associates’ exclusive remedy for any such claim, shall be for Vital Images, at its option, to either (i) replace any defective media which prevents the Products from satisfying the limited warranty described in Section 9.1(a); or (ii) attempt to correct any material and reproducible errors reported by Toshiba or the Dealer Associate. Toshiba will have the right to return the affected licenses and receive a refund of the license fees paid by the customers of Toshiba and the Dealer Associates for the affected Products if Vital Images, after exercising all reasonable commercial efforts, is unable to correct the errors within 30 days (unless otherwise agreed by the parties) from the date it receives notice of such error. Such refund will be provided no later than 60 days from the date of Toshiba’s written request for refund.  Vital Images does not warrant that the operation of the Products will be uninterrupted or error-free, that all errors in the Products will be corrected, that the Products will satisfy customer’s requirements or that the Products will operate in the combinations which such customer may select for use.

(c)                              Warranty Extension.  Replacement or correction of all or any part of the Products does not extend the Warranty Period.  However, if Vital Images is unable to correct an error by the deadline by which it projected such correction, the warranty will be extended for the number of days for which the error remains uncorrected beyond such deadline Notwithstanding the foregoing, and notwithstanding Section 9.1(a) above, in the event that the Products have been installed on a hardware platform which has been recommended in writing by Vital Images, and do not perform because the Products are not compatible with such hardware, the Warranty Period shall not commence until the date on which all issues defined in the customer’s warranty claim regarding the hardware have been resolved. Vital Images and its third party licensors expressly disclaim any commitment to provide maintenance or support of the Products beyond the Warranty Period, in the absence of entering into a separate software maintenance arrangement with Vital Images and except to the extent stated in Section 6.1 for the 6 month post warranty grace period. Furthermore, the Products are derived from and include software from third party licensors, who make no warranty, express or implied, regarding the Products, who disclaim any and all liability for the Products and who will not undertake to provide any information or support regarding the Products.

(d)                                 Maintenance Obligations.  As part of its First Level Maintenance obligations outside the U.S., Toshiba shall and it shall cause its Dealer Associates to promptly inform Vital Images of any claims made by their customers in the Territory under such software warranties.  All such warranty claims shall state the nature and details of the claim, the date the cause of the claim was first observed and the serial number of the Products concerned, if any.  Further, all such warranty claims must be received by Vital Images before the expiration of the Warranty Period for such customer, or will be handled as part of Maintenance and Support for customers who remain current in their fees for Maintenance and Support.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

9.2                                 Warranty to Toshiba.  Vital Images hereby represents and warrants to Toshiba:

(a)                                  Vital Images owns or has the lawful right from others to grant the rights to market and distribute the Products as set forth in this Agreement;

(b)                                 Vital Images has entered into an agreement with PointDx, Inc. and has procured any necessary license from PointDx, Inc. to fulfill its obligations under this Agreement. Vital Images has no knowledge of any claim of infringement by the Products of any third party intellectual property rights, such as patents, copyrights, trade secrets or trademarks; and

(c)                                  Vital Images has taken all appropriate corporate action to authorize execution and performance of this Agreement.

9.3                                Limited Warranty.  THE WARRANTIES SET FORTH IN ARTICLES 9.1 AND  9.2 ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY VITAL IMAGES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.4                                Indemnification of Toshiba.  Vital Images hereby agrees to indemnify, defend and hold Toshiba and/or Dealer Associates harmless from any third party suit, claim or other legal action (“Legal Action”) (i) that alleges any bodily injuries or death and damages to tangible property caused solely by use of the Products, but only to the extent caused or contributed to by Vital Images, and/or (ii) that alleges the Products, or any of them, infringe any patent, copyright, or trade secret, including any reasonable costs or legal fees thereby incurred by Toshiba and/or the Dealer Associates.  Vital Images shall be given written notice of any Legal Action within thirty (30) days of Toshiba’s and/or Dealer Associates first knowledge thereof, provided, that, the failure of Toshiba and/or Dealer Associates to notify Vital Images of any such matter within the thirty (30) day period shall not release Vital Images, in whole or in part, from its obligations under this Section 9.4, except to the extent Toshiba’s and/or Dealer Associates’ failure to so notify Vital Images materially prejudices Vital Images’ ability to defend against such Legal Action.  Vital Images shall have sole and exclusive control of the defense of any Legal Action, including the choice and direction of any legal counsel.  Toshiba and/or Dealer Associates may not settle or compromise any Legal Action without the written consent of Vital Images.  Toshiba and/or Dealer Associates shall provide all reasonably requested assistance to Vital Images, at Vital Images’ expense.  If a Product is found to infringe any such third party intellectual property right in such a Legal Action, at Vital Images’ sole discretion and expense, Vital Images may (i) obtain a license from such third party for the benefit of Toshiba and/or Dealer Associates and their customers; or (ii) replace or modify the Product so that it is no longer infringing; or (iii) if neither of the foregoing is commercially feasible, terminate this Agreement and refund to Toshiba and/or the Dealer Associates all amounts previously paid by Toshiba and/or the Dealer Associates for the Software and the Products.

9.5                                Indemnification of Vital Images.  Toshiba hereby agrees to indemnify, defend and hold Vital Images harmless from any and all claims, demands, losses and liabilities, including any reasonable costs or legal fees thereby incurred by Vital Images, resulting from Toshiba’s acts or omissions, including, without limitation, misrepresentations regarding the Products, any violation of applicable laws or regulations relating to the marketing and distribution of the Products, any breach of any covenant or term in this Agreement, any failure by Toshiba to provide the required support or training to end users or to properly install the Products to the extent specified in this Agreement; and any misappropriation by a Toshiba or the Dealer Associate customer of any Vital Images intellectual property.

Vital Images hereby agrees to indemnify, defend and hold Toshiba and/or Dealer Associates harmless from any and all claims, demands, losses and liabilities, including any reasonable costs or legal fees thereby incurred by Toshiba and/or Dealer Associates, resulting from Vital Images’ acts or omissions, including, without limitation, misrepresentations regarding the Products, any violation of applicable laws or regulations relating to the marketing and distribution of the Products, or any failure by Vital Images to provide the required support or training to end users or to properly install the Products to the extent specified in this Agreement.

ARTICLE 10:  LIMITATION OF REMEDIES

10.1                          Delay.   The delivery date for each order placed by Toshiba or the Dealer Associate will be indicated on Toshiba or the Dealer Associate’s purchase order.  Once Vital Images accepts such purchase order, if Vital Images fails to deliver the Products within twenty (20) days of the deadline(s) indicated in such purchase orders, Toshiba or the Dealer Associate shall have the right to cancel such order and  purchase equivalent products from an alternative source.  Vital Images shall pay Toshiba or the Dealer Associate for the difference between the price of the alternative product and the price for the Products under the cancelled purchase order(s), not later than twenty (20) days following receipt of Toshiba or the Dealer Associate’s invoice.

10.2                          Sole Remedies.   THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR VITAL IMAGES’ LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE OR PRODUCTS LIABILITY) WITH RESPECT TO THE PRODUCTS AND THEIR USE, THE SERVICES COVERED BY THIS AGREEMENT, AND ALL OTHER PERFORMANCE BY VITAL IMAGES UNDER THIS AGREEMENT SHALL BE LIMITED TO THE REMEDIES PROVIDED IN THIS AGREEMENT.

10.3                          Consequential Damages.  VITAL IMAGES AND TOSHIBA OR THE DEALER ASSOCIATE SHALL HAVE NO LIABILITY OF ANY KIND FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE, EVEN IF VITAL IMAGES OR TOSHIBA OR THE DEALER ASSOCIATE SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE BY TOSHIBA OR THE DEALER ASSOCIATE OR VITAL IMAGES.  IN NO EVENT SHALL  VITAL IMAGES BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE AGGREGATE AMOUNTS ACTUALLY PAID BY TOSHIBA OR DEALER ASSOCIATE TO VITAL IMAGES UNDER THIS AGREEMENT, EXCEPT FOR ACTIONS FOR BODILY INJURY OR DEATH BROUGHT BY THIRD PARTIES, TANGIBLE PROPERTY DAMAGE, INTELLECTUAL PROPERTY INFRINGEMENT, ACTIONS ARISING UNDER FDA OR APPLICABLE LOCAL REGULATIONS IN THE TERRITORY, OR AS OTHERWISE PROVIDED UNDER THIS AGREEMENT OR BY LAW.

ARTICLE 11:  CONFIDENTIALITY

11.1                          Confidential Information; Term.  All Confidential Information shall be deemed confidential and proprietary to the party disclosing such information hereunder.  Each party may use the Confidential Information of the other party during the term of this Agreement only as permitted or required for the receiving party’s performance hereunder.  The receiving party shall not disclose or provide any Confidential Information to any third party and shall take reasonable measures to prevent any unauthorized disclosure by its employees, agents, contractors or consultants during the term hereof including appropriate individual nondisclosure agreements.  The foregoing duty shall apply to any Confidential Information for a period of five (5) years from the date of its disclosure. All confidential information must be clearly and conspicuously marked by the disclosing party as proprietary information.  Any proprietary information that is disclosed orally must be identified as  confidential at the time of disclosure and must be confirmed in writing no later than thirty (30) days following disclosure.

11.2                          Exclusions.  The following shall not be considered Confidential Information for purposes of this Article 11:

(a)                                  Information which is or becomes in the public domain through no fault or act of the receiving party;

(b)                                 Information which was independently developed by the receiving party without the use of or reliance on the disclosing party’s Confidential Information;

(c)                                  Information which was provided to the receiving party by a third party under no duty of confidentiality to the disclosing party; or

(d)                                 Information which is required to be disclosed by law, provided, however, prompt prior notice thereof shall be given to the party whose Confidential Information is involved.

ARTICLE 12:  TRADEMARKS

12.1                          Use of Trademarks.  Vital Images hereby grants to Toshiba and the Dealer Associates, and Toshiba and the Dealer Associates hereby accepts from Vital Images, a nonexclusive, nontransferable and royalty-free license to use the Vital Images trademarks specified in the List of Trademarks, Exhibit H hereto, as such list may be modified from time to time, solely in connection with the distribution, promotion, advertising and maintenance of the Products.  Toshiba shall cause its Dealer Associates, and itself shall not use any other marks or trade names in connection with the marketing and distribution of the Products.  All such Vital Images trademarks shall be used by Toshiba and/or the Dealer Associates in accordance with Vital Images’ standards, specifications and instructions, but in no event beyond the term of this Agreement.    Toshiba and the Dealer Associates are not granted any right, title or interest in such trademarks other than the foregoing limited license, and Toshiba shall cause its Dealer Associates, and itself shall not use any Vital Image trademarks as part of Toshiba’s or the Dealer Associate’s corporate or trade name or permit any third party to do so.

12.2                          Registration.  Vital Images shall use its best efforts to register the Vital Images trademarks specified in the List of Trademarks, Exhibit H hereto, as such list may be modified during the term of this Agreement, within the Territory when and if Vital Images determines, in its sole discretion, that registration is necessary or useful to the successful distribution of the Products.  Vital Images shall be the sole party to initiate any such registration and shall bear all the expenses thereof.

12.3                          Markings.  Toshibas shall cause its Dealer Associates, and itself shall not remove or alter any Vital Images trade names, trademarks, copyright notices, serial numbers, labels, tags or other identifying marks, symbols or legends affixed to any Products, or images generated by such Products, documentation, containers or packages.  All promotional materials prepared by Toshiba relating to the Products, regardless of manner or media of display, shall conspicuously bear attribution to Vital Images.

12.4                          Infringement.  Toshiba shall cause its Dealer Associates, and itself shall promptly notify Vital Images in writing of any unauthorized use of Vital Images’ trademarks or similar marks which may constitute an infringement or passing off of Vital Images’ trademarks, to the extent known to Toshiba or its Dealer Associates.  Vital Images reserves the right in its sole discretion to institute any proceedings against such third party infringers, and Toshiba shall refrain from doing so.  Toshiba shall cooperate fully with Vital Images in any legal action taken by Vital Images against such third parties, provided that Vital Images shall pay all expenses of such action.  All damages, which may be awarded or agreed upon in settlement of any legal action, shall accrue to Vital Images.

12.5                          Termination of Use.  Toshiba shall not adopt, use or register any words, phrases or symbols which are identical to or confusingly similar to any of Vital Images’ trademarks.  Upon termination of this Agreement, Toshiba shall immediately cease any use of the Vital Images trademarks in any manner.  In addition, Toshiba hereby empowers Vital Images and shall assist Vital Images, if requested, to cancel, revoke or withdraw any governmental registration or authorization permitting Toshiba to use Vital Images trademarks in the Territory.

12.6                          Toshiba Trademarks. Vital Images will not, under any circumstances, use any of Toshiba’s or Dealer Associates’ trademarks, without Toshiba’s prior written consent.  Vital Images shall not adopt, use or register any words, phrases or symbols which are identical to or confusingly similar to any of Toshiba’s or Dealer Associates’  trademarks without Toshiba’s or the applicable Dealer Associate’s prior written consent.

ARTICLE 13:  TAXES AND DUTIES

13.1                          Taxes in the Territory.  Toshiba and/or its Dealer Associates shall be responsible for and shall pay all taxes (except Vital Images’ income taxes), duties, import deposits, assessments and other governmental charges, however designated, which are now or hereafter imposed by any governmental authority or agency that are based on (a) the payment of any amount by Toshiba or the Dealer Associates to Vital Images pursuant to this Agreement for the Products or the use thereof, or (b) the import of the Products into the Territory if such transaction is international in nature.

13.2                          Net Payments.  All payments to be made by Toshiba and its Dealer Associates to Vital Images pursuant to this Agreement represent net amounts Vital Images is entitled to receive and shall not be subject to any deductions for any reason whatsoever except as allowed in this Agreement or by law.  In the event any of said charges become subject to withholding taxes, duties, import deposits, assessments or other governmental charges, however designated, except Vital Images’ income taxes, said payments from Toshiba or its Dealer Associates shall be increased to such an extent as to allow Vital Images to receive the net amounts due under this Agreement.

ARTICLE 14:  IMPORT AND EXPORT OF PRODUCTS

14.1                          Import Documentation.  If applicable, Toshiba shall be responsible for obtaining all licenses and permits required to import the Products into the Territory in accordance with applicable laws or regulations in the Territory.

14.2                          Export Regulations.  If applicable, Toshiba shall supply Vital Images on a timely basis with all necessary information and documentation reasonably requested by Vital Images for export of the Products in accordance with U.S. export control laws or regulations. Promptly after execution of this Agreement, Vital Images will notify Toshiba and its Dealer Associates of the U.S. export status of the Products, and will make its best efforts to continue to update Toshiba and its Dealer Associates of any changes in the export status of the Products based on any changes in the U.S. export regulations.  Vital Images shall be responsible for compliance with all applicable U.S. Export Administration Regulations for all Products shipped by it to Toshiba or the Dealer Associates. If applicable, Toshiba hereby assures Vital Images that:

(a)                                  Toshiba shall cause its Dealer Associates, and itself shall not re-export, directly or indirectly, the Products or the direct product of the Products to any destination forbidden under the then-applicable U.S. Export Administration Regulations;

(b)                                 Toshiba’s commitment in paragraph (a) above shall apply in all cases unless the U.S. Export Administration Regulations expressly permit such re-export or the U.S. Commerce Department’s Office of Export Licensing has granted such authorization in writing; and

(c)                                  Toshiba’s commitment in paragraph (a) above shall survive termination of this Agreement.

ARTICLE 15:  TERM AND TERMINATION

15.1                          Term.  This Agreement shall take effect as of January 1, 2009 and shall have an initial term through December 31, 2013 (the “Term”).  At the end of the Term, this Agreement shall automatically terminate unless prior to the date of termination, this Agreement is extended pursuant to the mutual written agreement of Toshiba and Vital Images. However, in the event of a Change of Control, as defined in Section 18.11 of this Agreement, Toshiba may, in its sole discretion, extend this Agreement for up to an additional term of three (3) years from the date of the Change of Control, by providing Vital Images written notice, specifying the term for which it seeks to extend the agreement. Such notice must be provided no later than 30 days prior to the expiration of the initial Term of this Agreement. In the event of such extension, Toshiba shall have the continued right for the duration of the extension to obtain the products and services available under this Agreement at prices and under terms to be mutually determined, negotiating in good faith, which prices shall not exceed the commercially-available prices for such products and services, and all terms and conditions of this Agreement, including pricing and the Commitment, will discontinue for the extension term of the Agreement, unless otherwise agreed by the parties in writing.

15.2                          Termination.  Notwithstanding the provisions of Section 15.1 above, this Agreement may be terminated earlier by either party upon written notice to the other party:

(a)                                  If the other party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership or otherwise loses legal control of its business voluntarily;

(b)                                 If the other party is in material breach of this Agreement and has failed to cure such breach within thirty (30) days of receipt of written notice thereof from the first party;

(c)                                  If an event of Force Majeure continues for more than six (6) months.

(d)                                 If Vital Images so elects due to a Legal Action, as specified in Article 9.4 above.

(e)                                  Upon mutual agreement by both parties.

(f)                                    After * * *, the agreement may be terminated on * * * of * * *  year provided a * * * is provided by Toshiba to ViTAL by * * * .  Toshiba is responsible for delivering the minimum commitment for then-current year.

This Agreement may also be terminated by Toshiba in the event of a Change of Control, if the acquiring entity is a competitor of Toshiba, defined as * * *, * * *, and* * *. Toshiba will provide Vital Images with thirty (30) days’ prior written notice of termination.

15.3                          Rights and Obligations on Termination.  Upon the effectiveness of any termination of this Agreement for any reason, the parties shall have the following rights and obligations:

(a)                                  Subject to obligations set forth in Section 15.2(f) , neither party shall be released from the obligation to make payment of all amounts then or thereafter due and payable;

(b)                                 The rights of any customer of Toshiba or the Dealer Associates who holds a valid license for the Products prior to the effective date of such termination shall not be affected;

(c)                                  Toshiba’s indemnification obligation under Article 2.2, Vital Images’ obligations to provide First Level Maintenance (U.S.) and Second Level Maintenance as well as Second Level Installation for all purchase orders submitted by Toshiba and/or Dealer Associates prior to the date of termination of this Agreement, and the parties’ obligations under Articles 7, 8, 9, 10, 11, 12, 13, 16, 17, and 18.11 [need to update section numbers when contract final] shall survive any termination of this Agreement;

(d)                                 Unless the parties otherwise agree in writing, Toshiba shall cause its Dealer Associates and itself shall return all copies of the Products and any other items of Confidential Information to Vital Images and, if applicable, shall erase all copies of the Products from its computer systems and shall certify in writing to Vital Images that it has done so; and

(e)                                  Unless the parties otherwise agree in writing, Vital Images shall return all Confidential Information of Toshiba or the Dealer Associate and any copy thereof to Toshiba or the Dealer Associate.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

ARTICLE 16:  FORCE MAJEURE

16.1                          Definition.  “Force Majeure” shall mean any event or condition beyond the reasonable control of either party which prevents, in whole or in material part, the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable.  Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure:  acts of State or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy or other supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion, or any refusal or failure of any governmental authority to grant any export license legally required.

16.2                          Notice.  Upon written notice to the other party, a party affected by an event of Force Majeure shall be suspended without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder.  Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences.  The party claiming Force Majeure shall also promptly notify the other party of the termination of such event.

16.3                          Suspension of Performance.  During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

ARTICLE 17:  ARBITRATION

17.1                          Dispute Resolution.  Except as provided in Section 17.2 below, Vital Images and Toshiba shall each use its best efforts to resolve any dispute between them promptly and amicably and without resort to any legal process if feasible within thirty (30) days of receipt of a written notice by one party to the other party of the existence of such dispute.  Except as provided in Section 17.2 below, no further action may be taken under this Article 17 unless and until executive officers of Vital Images and Toshiba have met in good faith to discuss and settle such dispute.  The foregoing requirement in this Article 17.1 shall be without prejudice to either party’s right, if applicable, to terminate this Agreement under Article 14.2 above.

17.2                          Litigation Rights Reserved.  If any dispute arises with regard to the unauthorized use or infringement of the Confidential Information by any party hereto, the party whose Confidential Information is being infringed may seek any available remedy at law or in equity from a court of competent jurisdiction.

17.3                          Procedure for Arbitration.  Except as provided in Section 17.2 above, any dispute, claim or controversy arising out of or in connection with this Agreement which has not been settled through negotiation within a period of thirty (30) days after the date on which either party shall first have notified the other party in writing of the existence of a dispute shall be settled by final and binding arbitration under the International Arbitration Rules of the American Arbitration Association (“AAA”).  Any such arbitration shall be conducted by three (3) neutral arbitrators appointed by mutual agreement of the parties or, failing such agreement, in accordance with said Rules.  At least one (1) arbitrator shall be an experienced computer software professional, and at least one (1) arbitrator shall be an experienced business attorney with a background in the licensing and distribution of computer software. Any such arbitration initiated by Vital Images shall be conducted in Orange County, California, U.S.A., and any such arbitration initiated by Toshiba or Dealer Associate shall be conducted in Minneapolis, Minnesota, U.S.A., any such arbitration to be conducted in the English language.  An arbitral award may be enforced in any court of competent jurisdiction.  Notwithstanding any contrary provision in the AAA Rules, the following additional procedures and rules shall apply to any such arbitration:

(a)                               Each party shall have the right to request from the arbitrators, and the arbitrators shall order upon good cause shown, reasonable and limited pre-hearing discovery, including (i) exchange of witness lists, (ii) depositions under oath of named witnesses at a mutually convenient location, (iii) written interrogatories and (iv) document requests.

(b)                                 Upon conclusion of the pre-hearing discovery, the arbitrators shall promptly hold a hearing upon the evidence to be adduced by the parties and shall promptly render a written opinion and award.

(c)                                  The arbitrators may not award or assess punitive damages, consequential or indirect damages against either party.

(d)                                 Each party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees to the prevailing party.

ARTICLE 18:  MISCELLANEOUS

18.1                          Relationship.  This Agreement does not make either party the employee, agent or legal representative of the other for any purposes whatsoever.  Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party.  Each party is acting as an independent contractor.

18.2                          Assignment.   Toshiba shall not assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of Vital Images, which consent will not be unreasonably withheld.  Vital Images shall not assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of Toshiba, which consent will not be unreasonably withheld, except that consent may be withheld for any reason (whether or not reasonable) for assignments or transfers to any of the following entities: * * *, * * *, and * * *.  This restriction against assignment or transfer by Vital Images shall not apply to any entity who purchases 50% or more of the shares of stock of Vital Images.  Any prohibited assignment shall be null and void.

18.3                          Notices.  Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, by private courier service, or by facsimile addressed to the respective addresses of the parties as first written above or at such other addresses as the respective parties may designate by like notice from time to time.  Notices so given shall be effective upon (i) receipt by the party to which notice is given, or (ii) on the fifth (5th) day following domestic mailing or the tenth (10th) day following international mailing, as may be the case, whichever occurs first.

18.4                          Entire Agreement.  This Agreement, including the Exhibits hereto which are incorporated herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, discussions, and previous distribution or value added reseller agreements heretofore between the parties, including, without limitation, the Marketing and Distribution Agreement dated March 30, 2007, and the amendments 1, 2 and 3 to said Agreement (together “2007 Agreement”). However, Vital Images and Toshiba’s rights and obligations concerning pricing, installation (First Level and Second Level), warranty and maintenance (First Level and Second Level) for all purchase orders issued under the 2007 Agreement will continue to be subject to the 2007 Agreement. Toshiba and Vital Images hereby acknowledge that neither party has been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein. Vital Images and Toshiba’s rights and obligations concerning the SurePlaque will continue to be governed by the License Agreement entered into between the parties, dated September 7,. 2006.

18.5                          Amendment.  This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.

18.6                          Publicity.  This Agreement is confidential, and no party shall issue press releases or engage in other types of publicity of any nature dealing with the commercial or legal details of this Agreement without the other party’s prior written approval, which approval shall not be unreasonably withheld.  However, approval of such disclosure shall be deemed to be given to the extent such disclosure is required

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

tocomply with governmental rules, regulations or other governmental requirements.  In such event, the publishing party shall furnish a copy of such disclosure to the other party.

18.7                          Governing Law.    This Agreement shall be governed by and interpreted under the laws of the state within which the action is filed as specified in Section 17.3 above, excluding its choice of law rules. “The parties hereby exclude application of the 1980 United Nations Convention on Contracts for the International Sale of Goods.”

18.8                          Severability.  If any provision of this Agreement is found unenforceable under any of the laws or regulations applicable thereto, such provision terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

18.9                          Counterparts.  This Agreement may be executed in two or more counterparts in the English language and each such counterpart shall be deemed an original hereof.  In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

18.10                    Waiver.  No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

18.11                    Change of Control.  For purposes of this Agreement, “Change of Control” shall mean: (i) any merger, statutory share exchange or consolidation of a party with or into any third party, that entitles the shareholders of the third party to receive at least one (1) seat on the board of directors and at least thirty-three and one-third percent (33-1/3%) of the outstanding capital stock of the post-merger company (provided, however, that any acquisition merger, statutory share exchange or consolidation of a party with or into * * *, * * *, and * * *or any of their affiliates  that entitles any such company of at least thirty-three and one-third percent (33-1/3%) of the outstanding capital stock of Vital Images shall be a Change of Control, whether or not such entity also receives a seat on the board of directors of Vital Images; (ii) any third party becoming the holder of a majority of the capital stock of a party entitled to vote generally for the election of directors; or (iii) the sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of a party in any transaction or series of transactions by such party.  In case of “Change of Control” of either party, that party shall assure that the acquiring equity shall agree to honor and fullfill the obligation of the party as contained in this Agreement.

18.12                    Board Observer. The parties agree that a representative of Toshiba shall obtain non-voting “Observer” status for the meetings of the board of directors of Vital Images, Inc, subject to legal, regulatory or governance constraints and an agreement that is appropriate for such status. The parties further agree that they will diligently and in good faith use their best efforts to determine whether there are any legal, regulatory or governance obstacles to such an appointment which they mutually agree would render such an appointment inadvisable. The parties agree that there will be some instances in which the Observer should not participate and that they will diligently and in good faith use their best efforts to identify specific circumstances under which they mutually agree such an Observer would not participate in that portion of the board meeting (such as owing to conflict-of-interest on a particular issue or attorney/client communication with the board in a specific instance). The parties will use their good faith and diligent best efforts to resolve these issues on or before the 2007 annual meeting of Vital Images, Inc.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives below.

VITAL IMAGES, INC.		Toshiba Medical Systems

By	/s/ Michael H. Carrel	By	/s/ Yasuo Nobuta

Name Michael H. Carrel		Name Yasuo Nobuta

Title President and CEO		Title General Manager / CT Systems

LIST OF EXHIBITS

A	Products
B	Territory
C	List of Dealer Associates
D	Terms and Conditions for the Demonstration License
E	Product Price List
F	Product Commitments
G	Major Trade Show List
H	List of Vital Images Trademarks
I	Authorized Representative
J	Terms and Conditions for the Customer Agreement
K	US Installation, Education, and Service

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT A

PRODUCTS

Vitrea ®
VScore™ option
3D Angiography option
CT Perfusion option
CT Colonography option
* * *(a)
Automated Vessel Measurements option(b)
CT Cardiac option
Cardiac Functional Analysis option
CT Cardiac Option with Peripheral Vessel Probe option
SUREPlaque™ option
Electro-physiology option
Peripheral Vessel Probe option
Soft Read option**
Nodule Probe option (Lung option)
Fusion7D™ Basic option
Fusion7D™ Advanced option
Fusion7D™ Standard option
Fusion7D™ Advanced option with DICOMPrint &CDburn
Fusion7D™ Standard option with DICOMPrint &CDburn
Fusion7D™ Basic option with DICOMPrint &CDburn
MeVis ImageChecker® Lung CAD(Ver.2.0) option
MeVis AutoPoint Temporal Comparison option (must also buy Lung CAD)
MeVis Pulmonary Artery Patency Exam option (must also buy Lung CAD)
Vitrea ACCESSTM option
VitreaACCESS Remote option
Medicsight Colon CAR option
Vitrea® fX
Dynamic Volume 4D Brain Perfusion option
* * *(a)
* * *(a)
ViTALConnect®
ViTALEnterprise Workstation

(a)when and if available

(b) * * *

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT B

TERRITORY

Worldwide, except for those countries barred by the

Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT C

LIST OF DEALER ASSOCIATES

Company Name	MAIN COUNTRY	Address
TOSHIBA AMERICA MEDICAL SYSTEMS, INC.	U.S.A.	2441 MICHELLE DR., TUSTIN, CA 92780, U.S.A.
TOSHIBA OF CANADA LTD.	CANADA	191 McNABB STREET, MARKHAM, ONTARIO, L3R 8H2 CANADA
TOSHIBA MEDICAL SYSTEMS EUROPE B.V.	EUROPE	ZILVERSTRAAT 1, 2718 RP ZOETERMEER, THE NETHERLAND
TOSHIBA MEDICAL SYSTEMS NV/SA	BELGIUM	Bijkhoevelaan, 32C 2110 Wijnegem-Antwerpen, Belgium
TOSHIBA MEDICAL SYSTEMS GmbH	GERMANY	Hellersbergstrasse 4, D-41460 Neuss 1, Germany
TOSHIBA MEDICAL SYSTEMS S.R.L.	ITALY	Via Canton 115, 00144 Roma,Italy
TOSHIBA MEDICAL SYSTEMS Ltd.	U.K.	Boundary Court, Gatwick Road, Crawley RH10 9X, U.K.
TOSHIBA MEDICAL SYSTEMS S.A.	SPAIN PORTUGAL	Carretera de Fuencarral,Km15,100 Poligono Industrial de Alcobendas 28100,Madrid,Spain
TOSHIBA MEDICAL SYSTEMS AG	SWITZERLAND	Kreuzlenstrasse 5.CH-8618, Oetwil am See. Switzerland
TOSHIBA MEDICAL SYSTEMS Gesellschaft m.b.H.	AUSTRIA	Industriezentrum No-Sud Ricoweg 40 A-2351 Wiener Neudorf,Austria
TOSHIBA MEDICAL FRANCE S.A.	FRANCE	7,Rue Ampere-BP14,92802,PUTEAUX Cedex,France
TOSHIBA (AUSTRALIA) PTY., LTD	AUSTRALIA	MEDICAL DIVISION BUILDING C, 12-24 Talavera Road, North Ryde, NSW 2113, AUSTRALIA
TOSHIBA MEDICAL DO BRAZIL LTDA	BRAZIL BOLIVIA PARAGUAY	Av. CECI, 328-TAMBORÉ, 06460-120-BARUERI-SP-BRASIL
TOSHIBA MEDICAL SYSTEMS ASIA PTE., LTD.	SINGAPORE	BLOCK 211, HENDERSON ROAD, #08-02, HENDERSON INDUSTRIAL PARK SINGAPORE 159552
TOSHIBA MEDICAL SYSTEMS (CHINA) CO., LTD	CHINA	BUILDING 1, YARD 9, NANHUNANLU, CHAOYANG DISTRICT, BEIJING, CHINA
ROTARY TRADING CO., LTD	TAIWAN	5F, NO.233, CHUNG-YANG RD., NAN-KANG DISTRICT, TAIPEI, TAIWAN
TAIHAN METRA CORPORATION	KOREA	HEASUNG B/D 5F, 147-4 KURO-3DONG, KURO-KU, SEOUL, KOREA
SANKO MEDICAL SYSTEMS (H.K.) LTD.	HONGKONG	RM808, 8/F TOWER 1, THE GATEWAY, HARBOUR CITY, 25 CANTON ROAD, TSIM SHA TSUI, KOWLOON, HONG KONG

PHILIPPINE MEDICAL SYSTEMS INC.	PHILIPPINES	SUITE 4A, VERNIDA ~~IL~~ CONDOMINIUM 120 AMORSOLO ST. LEGASPI VILLAGE, MAKATI CITY, PHILIPPINES
PT. MURTI INDAH SENTOSA	INDONESIA	JI. SULTAN ISKANDAR MUDA KAV. 29 KEBAYORAN LAMA, SELATAN JAKARTA 12240, INDONESIA
ABEX MEDICAL SYSTEM SDN. BHD.	MALAYSIA	LOT 2-6, JALAN SU/6A LION INDUSTRIAL PARK SECTION 26, 40000 SHAH ALAM SELANGOR DARUL EHSAN
CMC BIOTECH COMPANY LIMITED	THAILAND	364 MUBAN TOWN-IN-TOWN, SOI LADPHRAO 94 LADPHRAOROAD(WANGTHONGLANG, BANGKOK 10310, THAILAND
GOLD LITE	VIET NAM MYAMMAR CAMBODIA	BLOCK 211, HENDERSON ROAD, #13-01, HENDERSON INDUSTRIAL PARK, SINGAPORE 159552
ERBIS ENGINEERING CO.LTD.	INDIA BANGLADESH NEPAL	KAMIYA-CHO PLAZA BUILDING 1-14, 4CHOME-TORANOMON, MINATO-KU, TOKYO, JAPAN
MEDIQUIPMENT LTD.	SRI LANKA	95, COTTA ROAD, COLOMBO 8, SRI LANKA
MEDEQUIPS	PAKISTAN	30, SHAHRAH-E-QUAID-E-AZAM LAHORE, PAKISTAN
MODERN MEDICAL TECHNOLOGY EST	YEMEN	HADDA ST. BOX16165, SANA’A,YEMEN
EBIN RUSHED PHARMACY CO. LLC.	OMAN	PO BOX 169, MUSCAT SULTANATE OF OMAN
EMIRATES HOSPITAL SUPPLIES	U.A.E.	PO BOX 366, ABU DHABI, U.A.E.
MEDISERV	SAUDI ARABIA	P.O. BOX 17550, AL TAHLIA ST. OLAYA, RIYADH 11494, SAUDI ARABIA
AL-JISHI CORPORATION WLL.	BAHRAIN	PO BOX 617, SALMANIYA AVE. STATE OF BAHRAIN
TAREQ COMPANY	KUWAIT	PO BOX 20506, 13066 SAFAT, KUWAIT
TMST TIBBI SISTEMLER PAZARLAMA TICARET VE SERVIS A.S.	TURKEY	ALEMDAG CAD. NO.46 MASALDAN IS MERKEZI E BLOK NO. 10 CAMLICA 81190 ISTANBUL, TURKEY
FILM TRADING COMPANY	SYRIA	AL CHABANDAR BOURAN ST. P.O. BOX 5350, DAMASCUS, SYRIA
TRADING MEDICAL SYSTEM JORDAN EST.	JORDAN	SIXTH CIRCLE- 2nd FLOOR —ORBIT BUILDING, OPPOSITE AMRA HOTEL P.O. BOX 3279 AMMAN 11181. JORDAN
LIFE SCIENCE EQUIPMENT SARL	LEBANON	VILLA ESTEPHAN NAWFAL, GREEN ZONE, ADONIS, ZOUK MODSBEH, KESROUAN, BEIRUT, LEBANON, 90-2000
BEIT AL MAKDES HEALTH SERVICES, BEAM	PALESTINE	THALATHINI STREET REMAL P.O. BOX4040 GAZA, PALESTINE
TRADING MEDICAL SYSTEMS	EGYPT	16 EL KHARTOUM STREET, HELIOPOLIS, CAIRO, EGYPT

MEDICAL TECHNOLOGY FOR TRADING	EGYPT	16 EL KHARTOUM STREET, HELIOPOLIS, CAIRO, EGYPT
UNIVERSEL SYSTEM	MOROCCO	207-209 BOULEVARD DE LA RESISTANCE, CASABLANCA, MOROCCO
AFRIC MEDICAL	IVORY COAST	ZONE 3, RUE DES CARROSSIERS, 25 BP 897, ABIDJAN 25, IVORY COAST
SAVANNAH HOSPITAL & MEDICAL APPLICATIONS LTD.	NIGERIA	PLOT 1438, SANUSI FAFUNWA STREET, VICTORIA ISLAND, LAGOS, NIGERIA
TECMED (PTY) LTD.	S.AFRICA	TECMED CENTRE, GEORGE ROAD ERAND GARDENS, MIDRAND PO BOX 4229, HALFWAY HOUSE 1685 REPUBLIC OF SOUTH AFRICA
GRIENSU S.A.	ARGENTINA URUGUAY	AV. JULIO A. ROCA 636 (F10, 11 & 12) 1067 BUENOS AIRES, ARGENTINA
TECNOIMAGEN S.A.	CHILE	LAUTARO NO.754, PROVIDENCIA, SANTIAGO, CHILE
CYMED MEDICAL S.A.C.	PERU	AV.GUILLERMO PRESCOT 346-352 SAN ISIDRO-LIMA-PERU
TOP MEDICAL ECUADOR S.A.	ECUADOR	Av. AMAZONAS 4430 Y VILLALENGUA, PISO 7, OF. 709, QUITO-ECUADOR
TOP MEDICAL SYSTEMS S.A.	COLOMBIA	CRA. 18A No. 103A-30 BOGOTÁ, COLOMBIA
SEIJIRO YAZAWA IWAI C.A.	VENEZUELA	CALLE PARIS ENTRE MUCUCHIES Y LA TRINIDAD EDIFICIO SEIJIRO YAZAWA IWAI, LAS MERCEDES, CARACAS 1060, VENEZUELA
RESERMA S. A.	PANAMA	AVENIDA 1RA D. SUR Y CALLE 60 E, OBARRIO APARDADO 55-0645 PAITILLA, PANAMA, REPUBLICA DE PANAMA
MULTISERVICIOS ELECTROMEDICOS S.A.	COSTA RICA	APDO. 74-1005 SAN JOSE, COSTA RICA
TEKMEDICA, S.A.	GUATEMALA	6 AV. L 103A, KANAJUYU I ZONA 16, GUATEMALA GUATEMALA 01016
ELECOMUNICACION Y EQUIPOS S.A.	MEXICO	AV. GOBERNADOR JOSE GUADALUPE COVARRUBIAS NO.78, COL. SAN MIGUEL CHAPULTEPEC, DELEG. MIGUEL HIDALGO, C.P. 11850, MEXICO D.F. MEXICO
TOYO MEDICAL COMPANY	VENEZUELA HONDURAS	CANTEL WEST INDUSTRIAL PARK, 10645 N.W 37TH TERRACE MIAMI FLORIDA U.S.A
BIOMEL S.A. DE C.V.	EL SALVADOR	25 CALLE PONIENTE 1254. COL. LAYCO, SAN SALVADOR EL SALVADOR

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT D

TERMS AND CONDITIONS FOR THE DEMONSTRATION LICENSE

ARTICLE 1: LICENSE GRANT AND USE FOR DEMONSTRATION LICENSE

1.1                                License Grant.  Subject to the terms of this Exhibit D, Vital Images hereby grants to Toshiba and its Dealer Associates (“Licensees”) a nonexclusive, non-transferable, royalty free license (“Demonstration License”) to use the Products limited solely to promotion, demonstration, evaluation and testing.  Except as provided herein, Licensees hereby agree that the Products under this License shall not be used for any business activities of the Licensees without the prior written consent of Vital Images, such consent to be at the sole discretion of Vital Images.  No software provided under this Demonstration License may be provided to customers for production or testing; provided, however, that Toshiba may provide demonstration software to customers for training and showsite purposes on a limited term, not perpetual, basis, upon the execution by the customer of a software license agreement with terms and conditions protecting Vital Images to the same extent as the terms and conditions contained in this Demonstration License, and with the consent of Vital Images, such consent not to be unreasonably withheld.

1.2                                Restrictions on Use.  Licensees agree not to engage in, cause or permit the reverse engineering, disassembly, recompilation, modification or any similar manipulation of the Products, nor, except as expressly set forth herein, may Licensees loan, lease, distribute, assign or otherwise transfer the Products or copies thereof, in whole or in part, to any third party.

1.3                                Copying.  Licensees shall not copy the Products, except that each Licensee may make and maintain one (1) copy of the Products for back-up and archival purposes, provided such copy includes all Vital Images copyright, proprietary rights and other notices included on or in the Products.

1.4                                Ownership.  All right, title and interest in the Products (except as otherwise agreed between the parties in a separate agreement concerning one or more options incorporated in the Products) shall at all times remain the property of Vital Images and its licensors, subject to the Demonstration Licenses granted to Licensees under this Exhibit D.  Licensees understand and agree that it takes title only to the media on which the Products are provided to it, but that the Products shall remain the property of, and proprietary to, Vital Images.

ARTICLE 2: TERM AND TERMINATION

2.1                                Term.  The term of each Demonstration License shall be for the duration of the Agreement.

2.2                                Termination.  Each Licensee may terminate the Demonstration License at any time by giving written notice to Vital Images.

2.3                                Termination of a Demonstration License.  Upon any termination of a Demonstration License, Licensee shall

(a) immediately cease all use of the Products licensed pursuant to such Demonstration License, and (b) certify in writing to Vital Images within thirty (30) days after such termination that Licensee has either destroyed, permanently erased or returned to Vital Images the Products and all copies thereof licensed pursuant to such Demonstration License.

2.4                                Effect of Termination of Demonstration License.  Upon termination of the Demonstration License,  such License to the Products granted under this Exhibit D shall immediately terminate.  Articles 1.4, 3, 4 and 5 of this Exhibit D shall survive such termination of the Demonstration License, if the Product(s) licensed pursuant to such Demonstration License is not purchased. Otherwise, as provided in Section 3.2 of the main body of that certain Marketing and Distribution Agreement between Toshiba and Vital Images, Inc. dated November 21, 2008 (the “Agreement’), the terms and conditions under this Exhibit D shall be superseded upon purchase of the Products and shall be totally subject to the terms and conditions provided in the main body of the Agreement.

ARTICLE 3: WARRANTIES; INDEMNIFICATION

3.1                                No Warranty.  Vital  Images makes no warranty to Licensees that the Products licensed under the Demonstration License, even when properly installed and operated, will substantially perform the functions described in the functional specifications for the Products, as contained in the applicable written documentation for the Products.  All Products licensed under the Demonstration License are provided to Licensees “AS IS.” Provided however, during the term of each Demonstration License, Vital Images shall provide Licensees with any update or upgrade releases to the Vitrea® or other applicable Products licensed thereunder, as soon as they become available.  It is agreed between the parties that newly released options to Vitrea®, except for those listed in Exhibit E to the Marketing and Distribution Agreement between Toshiba and Vital Images, Inc. dated November 21, 2008 (the “Agreement”) and licensed under the applicable Demonstration License, shall be excluded from such updates and upgrades unless explicitly agreed between the parties.

3.2                                Exclusive Remedy.  Vital Images’ entire liability, and Licensees’ exclusive remedy, for any claim made by Licensees under Article 3.1 above shall be for Licensee to terminate the Demonstration License for such Product.   Vital Images does not warrant that the operation of the Products will be uninterrupted or error-free, that all errors in the Products will be corrected, that the Products will satisfy Licensee’s requirements or that the Products will operate in the combinations which Licensees may select for use.

3.3                                Warranty Disclaimer.  THE WARRANTY SET FORTH IN ARTICLE 3.1 ABOVE IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY VITAL IMAGES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR USE, AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF VITAL IMAGES FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE, MAINTENANCE OR PERFORMANCE OF THE PRODUCTS.  Furthermore, the Products are derived from and include software from third party licensors, who make no warranty, express or implied, regarding the Products, who disclaim any and all liability for the Products and who will not undertake to provide any information or support regarding the Products.

ARTICLE 4: LIMITATION OF REMEDIES

4.1                                Delay.  VITAL IMAGES SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING PRODUCTS OR ANY OTHER PERFORMANCE UNDER THIS EXHIBIT D.

4.2                                Sole Remedies.  THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR VITAL IMAGES’ LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE OR PRODUCT LIABILITY) WITH RESPECT TO THE PRODUCTS COVERED BY THIS EXHIBIT D AND ALL OTHER PERFORMANCE BY VITAL IMAGES UNDER THIS EXHIBIT D SHALL BE LIMITED TO THE REMEDIES PROVIDED IN ARTICLE 3 OF THIS EXHIBIT D.

4.3                                Damages Limitation.  VITAL IMAGES SHALL HAVE NO LIABILITY OF ANY KIND FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE, EVEN IF VITAL IMAGES SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE, INCLUDING ANY LIABILITY FOR DAMAGES ARISING OUT OF OR RESULTING FROM THE USE, MAINTENANCE OR PERFORMANCE OF THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE LOSS OR CORRUPTION OF LICENSEES’ OR ANY THIRD PARTY DATA.

ARTICLE 5: RELATIONSHIP OF THIS EXHIBIT D AND THE MAIN BODY OF THE AGREEMENT

In all other respects, the main body of the Agreement shall prevail and shall apply to the Demonstration Licenses granted under this Exhibit D as well.  Specifically, and not in limitation of the foregoing, defined terms used in this Exhibit D, if not defined herein, shall have the meaning given them in the Agreement.

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT E

PRODUCT PRICE LIST - VITREA

	U.S. (1)	Non-U.S. (2)
License (4)	(2009-2010)	(2009-2010)
Vitrea ®	* * *	* * *
Peripheral Vessel Probe option	* * *	* * *
Vitrea ACCESSTM option	* * *	* * *
VitreaACCESS Remote option	* * *	* * *
CT Colonography option	* * *	* * *
Automated Vessel Measurements option(b)	* * *	* * *
* * *(c)	* * *	* * *
CT Cardiac option	* * *	* * *
Cardiac Functional Analysis option	* * *	* * *
SUREPlaque option	* * *	* * *
CT Cardiac Option with Peripheral Vessel Probe option	* * *	* * *
EP (Electro-physiology) Planning option	* * *	* * *
VScoreTM option	* * *	* * *
CT Perfusion option	* * *	* * *
CT Lung / Nodule Probe option	* * *	* * *
3D Angiography Option	* * *	* * *
Soft Read option(b)	* * *	* * *
Medicsight Colon CAR	* * *	* * *
Fusion7D™ Advanced option	* * *	* * *
Fusion7D™ Standard option	* * *	* * *
Fusion7D™ Basic option	* * *	* * *
Fusion7D™ Advanced option with DICOMPrint &CDburn	* * *	* * *
Fusion7D™ Standard option with DICOMPrint &CDburn	* * *	* * *
Fusion7D™ Basic option with DICOMPrint &CDburn	* * *	* * *
MeVis ImageChecker® Lung CAD(Ver.2.0) option	* * *	* * *
MeVis AutoPoint Temporal Comparison option (must also buy Lung CAD)	* * *	* * *
MeVis Pulmonary Artery Patency Exam option (must also buy Lung CAD)	* * *	* * *

(a) Software options are included in the transfer pricing for Vitrea ®

(b)  * * *(c) when and if available

(1)	Includes warranty pursuant to Section 9.1(a) of the Agreement and end user training, and the Second Level Installation.

(2)	Includes warranty pursuant to Section 9.1(a) of the Agreement, and the Second Level Installation.

(3)

Prices are subject to an additional 15% discount on additional Vitrea purchases for multi-license purchases by the same customer site on the same purchase order (the customer purchases more than one Vitrea ® Software License).

(4)	Any purchases made by Toshiba and/or its Dealer Associates pursuant to Sections 3.2 and 3.3 of this Agreement shall not be credited against the Commitment.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

SOFTWARE PACKAGE PRICING - VITREA

Pricing (2009-2010)
Vitrea Package	U.S. (1)	Non U.S. (2)
US Radiology Package	* * *	* * *
• Vitrea ®
• VitreaAccess
• VitreaAccess Remote
• * * *
• * * *(a)
• * * *
• * * *
• * * *
• * * *
• * * *
• * * *

US Cardiology Package	* * *	* * *
• Vitrea ®
• VitreaAccess
• VitreaAccess Remote
• * * *
• * * *
• * * *
• * * *(a)
• * * *

Non-US Package -1	* * *	* * *
• Vitrea ®
• VitreaAccess
• * * *
• * * *
• * * *
• * * *
• * * *

Non-US Package -2	* * *	* * *
• Vitrea ®
• VitreaAccess
• * * *
• * * *
• * * *
• * * *
• * * *)

Non-US Package -3	* * *	* * *
• Vitrea ®
• VitreaAccess
• * * *
• * * *
• * * *
• * * *

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

Angio XA Basic Package	* * *	* * *
• Vitrea ® for Angio XA(b)
• * * *

Angio XA CT Package	* * *	* * *
• Vitrea ® for Angio XA(b)
• * * *
• * * *
• * * *

Angio XA Basic Package for Existing Customers off Maintenance	* * *	* * *
• Vitrea ® for Angio XA(b)
• * * *

Angio XA CT Package for Existing Customers off Maintenance	* * *	* * *
• Vitrea ® for Angio XA(b)
• * * *
• * * *
• * * *

(a) * * *(b) Does not include VitreaAccess, VitreaAccessRemote, * * *, and * * *option

(1)  Includes warranty pursuant to Section 9.1(a) of the Agreement and end user training, and the Second Level Installation.

(2)  Includes warranty pursuant to Section 9.1(a) of the Agreement, and the Second Level Installation.

SOFTWARE MAINTENANCE PRICING OPTIONS - VITREA

	U.S. (4)	Non-U.S.(3)
Vitrea® - Annual Renewal	* * *	* * *
Vitrea® - Extended Warranty Option Per Year (1)	* * *	* * *
Vitrea® - One-Time SW Upgrade	* * *	* * *
Fusion7D™ option (2)	* * *	* * *
ImageChecker® option (2)	* * *	* * *
Medicsight Colon CAR (2)	* * *	* * *

(1)	Must be ordered from Vital Images upon placement of the software license order for a specific customer site and will be paid with the software license according to terms defined in Article 7.2.

(2)

If the customer purchases any of the above 3rd Party options through Vital Images, the customer must purchase maintenance for Vitrea and all of 3rd Party Option purchased to receive upgrades to these options.

(3)	Vital Images and Toshiba, * * *agree to create an Installed Base program to increase the attachment rate of Software Maintenance.

(4)

* * * commits to a * * *annual increase to the annual renewal software maintenance transfer price beginning January 1, 2010 and each subsequent year after through the term of this agreement. This increase does not apply to any existing customer contracts.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

ADDITIONAL SOFTWARE PACKAGE PRICING - VITREA fX

Pricing (2009-2010)
VitreafX Package	U.S. (1)	Non U.S. (2)
Base Vitrea fX Package	* * *	* * *
• Vitrea ® fX
• * * *
• * * *
• * * *(a)
• * * *
• * * *
• * * *
• * * *
• * * *
• * * *

Vitrea fX Neuro Package (3)	* * *	* * *
• Vitrea ® fX
• * * *
• * * *
• * * *

Vitrea fX Cardiology Package (3)	* * *	* * *
• Vitrea ® fX
• * * *
• * * *
• * * *
• * * *
• * * *
• * * *
• * * *

Vitrea fX Radiology Package (3)	* * *	* * *
• Vitrea ® fX
• * * *
• * * *
• * * *
• * * *
• * * *

Existing Aquilion customer Upgrade from Vitrea2 to Vitrea fX.	* * *	* * *

(a) * * *

(1)	Includes warranty pursuant to Section 9.1(a) of the Agreement and end user training, and the Second Level Installation.
(2)	Includes warranty pursuant to Section 9.1(a) of the Agreement, and the Second Level Installation.
(3)	These packages may only be sold when multiple Vitrea fX licenses are sold to a single customer site and Toshiba is delivering a Base Vitrea fX Package as the first workstation.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

ADDITIONAL PRODUCT PRICE LIST – VITREA fX

License	U.S. (2009-2010)	Non-U.S. (2009-2010)
Dynamic Volume 4D Brain Perfusion option	* * *	* * *
* * *(a)	* * *	* * *
* * *(a)	* * *	* * *
Peripheral Vessel Probe option	* * *	* * *
VitreaACCESS Remote option(a)	* * *	* * *
CT Colonography option	* * *	* * *
Automated Vessel Measurements option(b)	* * *	* * *
EP (Electro-physiology) Planning option	* * *	* * *
* * *(a)	* * *	* * *
CT Cardiac option	* * *	* * *
Cardiac Functional Analysis option	* * *	* * *
SUREPlaque option	* * *	* * *
CT Cardiac Option with Peripheral Vessel Probe option	* * *	* * *
VScoreTM option	* * *	* * *
CT Lung / Nodule Probe option	* * *	* * *

(a) * * *(b)  * * *

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

ADDITIONAL SOFTWARE MAINTENANCE PRICING OPTIONS — VITREA fX

	U.S. (2)	Non-U.S.
Vitrea®fX - Annual Renewal	* * *	* * *
Vitrea®fX - Extended Warranty Option Per Year (1)	* * *	* * *
Vitrea®fX - One Time SW Upgrade	* * *	* * *

(1)          Must be ordered from Vital Images upon placement of the software license order for a specific customer site and will be paid with the software license according to terms defined in Article 7.2.

(2)          * * *, * * *commits to a * * *annual increase to the annual renewal software maintenance transfer price beginning January 1, 2010 and each subsequent year after through the term of this agreement. .  This increase does not apply to any existing customer contracts.

ADDITIONAL SERVICE OPTIONS — VITREA & VITREA fX

	U.S.(2)	Non-U.S.(3)
Customer Education (1)	* * *	* * *

(1)          Education Units are equivalent to * * *per Education Unit.

(2)          In * * *, * * *units are included with each Vitrea license and can be applied according to the below table

(3)          In * * *, Toshiba may purchase Education units for * * *per unit and apply according to below table.

	Setting	Days	Units***
Basic Course for Advanced Visualization (In-House or Road Show)*	Classroom	* * *	* * *
Specialty Course for Cardiovascular, CT Colonography, Neurology or Oncology	Classroom	* * *	* * *
Administrator On-Site Course	Your Facility	* * *	* * *
On-Site Advanced Visualization Course	Your Facility	* * *	* * *
Enterprise Administrator On-Site Course	Your Facility	* * *	* * *
3-hour Webinar	online	* * *	* * *
Five Laptops for On-Site Course	Your Facility	* * *	* * *
eLearning*	online	* * *	* * *
VITAL UTM Live*	online	* * *	* * *
Travel**	N/A	* * *	* * *

*Available to VITALPerformance customers at no additional charge

** Eight education units included with purchase includes classroom courses with travel or any combination of education units determined by customer requirements.

***1 Education Unit =* * *

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

ADDITIONAL PRODUCT PRICE LIST — VITALCONNECT

Pricing (2009-2010)
ViTALConnect® Pricing(1)		U.S.	Non U.S.
ViTALConnect® 5 Concurrent User Package (2)		* * *	* * *
•	* * *
•	* * *
•	* * *
•	* * *
•	Professional Services (Implementation & Setup)
• Up to * * *hours of remote and on-site service at Vital Images standard rates
• The customer needs to commit resources on-site to assist with installation and setup.
•	12 Education Units
•	1 Year Software Maintenance and Warranty
ViTALConnect® 5 Concurrent User Package — Software Only (3)		* * *	* * *
•	* * *
•	* * *
•	* * *
•	* * *
•	1 Year Software Maintenance and Warranty

(1)          Toshiba may sell these products, packages and options to new customers only as components of sales of Toshiba scanner bundles including Vitrea and to existing customers only as components of sales of Toshiba scanner upgrades to customers already running Vitrea.  Toshiba may not sell these products, packages and options to run on a PACS.

(2)          Vital Images conducts Professional Services and End-User Education.  Within the US, Customer must sign Vital Images Software License Agreement at the point of sale as Vital Images will be responsible for on-going support and maintenance.  Professional services offered with the Software license will expire 6 months from the delivery date of the software to the customer.

(3)          Toshiba conducts Professional Services and End-User Education

ADDITIONAL MAINTENANCE PRICING - VITALCONNECT

	U.S.(1)	Non-U.S.
ViTALConnect — Annual Renewal	* * *	* * *
ViTALConnect - Extended Warranty Option Per Year (1)	* * *	* * *
Vitrea®fX - One Time SW Upgrade	* * *	* * *

(1)          Must be ordered from Vital Images upon placement of the software license order for a specific customer site and will be paid with the software license according to terms defined in Article 7.2.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

ADDITIONAL PRODUCT PRICE LIST — VITALENTERPRISE - FULL

Pricing (2009-2010)
ViTALEnterprise - Full Pricing		U.S.	Non U.S.
ViTALEnterprise — Full (1)		* * *	* * *
•	Includes Vitrea, ViTALConnect, * * *
•	1 Concurrent User
•	Professional Services (Implementation & Setup)
• Up to * * *hours of remote and on-site service at Vital Images standard rates
• The customer needs to commit resources on-site to assist with installation and setup.
•	* * * Education Units
•	1 Year Software Maintenance and Warranty
• 24x7 live Customer Support
• Dedicated Service Account Manager
• 3 Education units - Annually
VitalEnterprise - Full — Software Only (1)(2)		* * *	* * *
•	Includes Vitrea, ViTALConnect, * * *
•	1 Concurrent User
•	1 Year Software Maintenance and Warranty
• 24x7 live Customer Support
• Dedicated Service Account Manager
• 3 Education units - Annually

(1)          Vital Images conducts Professional Services and End-User Education.  Customer must sign Vital Images Software License Agreement at the point of sale as Vital Images will be responsible for on-going support and maintenance.  Professional services offered with the Software license will expire 6 months from the delivery date of the software to the customer.

(2)          May only be sold when a Vital Images salesperson is involved in the opportunity and the opportunity is expanded to include multiple concurrent users.  Professional Services and End-User Education will sold by Vital Images.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT F

PRODUCT COMMITMENTS

		(US dollar)
Calendar Year	2009	2010
Commitment	* * *	* * *

Conditions :

1)              The Minimum Commitment and subsequent Transfer Pricing for each year beginning in 2011, will be agreed upon no later than September 30 of the current year.  For example, the Minimum Commitment for 2011 will be agreed upon no later than September 30, 2010.

2)              If the Minimum Commitment for the following year is not agreed upon by September 30 of any given year and Toshiba has not provided Vital Images with written notice of its intent to terminate per the terms of Article 15.2(f), the current year’s Minimum Commitment will be applied to the following year.

3)              Vital Images is committed to launching a version of * * * with mutually agreed upon specifications to Toshiba.  Until this version is launched, Toshiba may apply any * * *sales sold directly to Toshiba and Dealer Associates to the Minimum Commitment.

4)              If agreed upon Development activities are delayed significantly and there is a significant variance in the actual results compared to the Minimum Commitment, both parties agree in good faith to resolve any variance.

5)              If Vital Images is not able to obtain * * *approval for * * *or * * *for the China market and there is a significant variance in the actual results compared to the Minimum Commitment, both parties agree in good faith to resolve any variance.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT G

PRINCIPAL COUNTRIES

2009 MAJOR TRADE SHOW LIST

US

Event	Date	Location
ACC	March 24-27	New Orleans
Stanford Annual Symposium on MDCT (WS Face Off)	June 13-16	San Francisco, CA
SCCT	July	Arlington, VA
RSNA	Nov25-30	Chicago, IL

Europe

Event	Date	Location
ECR	March	Vienna, Austria
JFR	Oct. 20-24	Paris, France

International

Event	Date	Location
China Med	Apr. 22-24	Beijing, China

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT H

LIST OF VITAL IMAGES TRADEMARKS

Vital Images®

Vitrea®

Vitrea® fX

ViTALConnect®

LIST OF TOSHIBA TRADEMARKS

SUREPlaqueTM

CorE64TM

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT I

AUTHORISED REPRESENTATIVE

Medimark Europe

Address: 11, rue Emile Zola - BP 2332,
38033 Grenoble Cedex 2 -FRANCE

Phone: +33 (0)4 76 86 43 22
Fax: +33 (0)4 76 17 19 82

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT J

CUSTOMER AGREEMENT

TERMS AND CONDITIONS OF SALE

1.                                      GENERAL TERMS.   Unless otherwise specified on the face of this document, this Quotation/Order (“Agreement”) will remain valid only if accepted by Customer no later than 60 days from date of submission to Customer.

2.                                      TITLE AND RISK OF LOSS.  Title and risk of loss to the Equipment purchased under this Agreement will pass to Customer: (a) if Toshiba is to provide installation, upon Toshiba’s completion of installation, or (b) if Toshiba will not provide installation, upon delivery by Toshiba to a common carrier at Toshiba’s facility from which the Equipment is shipped.

3.                                      TERMS OF PAYMENT.   Unless otherwise specified on the face of this document, prices stated are F.O.B.  Tustin, CA. or other facilities of Toshiba in the U.S.A. from which the Equipment may be shipped, freight prepaid and charged. All taxes which are payable by Toshiba in connection with the sale, use, or possession of the Equipment (excluding income taxes), and transportation charges (including rigging) for shipment to installation site will be paid by Customer in addition to the quoted price.  Terms of payment for, * * *, * * * and * * * will be * * *upon * * *, * * *upon * * *, * * *upon * * *, whichever is earlier.  Terms of payment for * * *and * * *will be * * *upon * * *, * * *upon * * *, whichever is earlier. All invoices paid after due date will be assessed a late payment charge of the lesser of 1 1/2% per month or the maximum rate permitted by law.

4.                                      DELAYS. If Customer changes the scheduled delivery date specified on the face of this document (“Scheduled Delivery Date”) during the period of * * *days preceding such date, Customer will nevertheless pay * * *, on the Scheduled Delivery Date as if delivery had been made on such date.  In addition, Customer will pay all extra costs incurred by Toshiba as a result of such delay, including, without limitation, storage and transportation.  Storage fees will be charged at commercially comparable rates for storage on Toshiba’s site.  If delivery is delayed by 12 months or more from the Scheduled Delivery Date, except through the fault of Toshiba, the price set forth in this Agreement may be increased by Toshiba to a level equal to the prevailing price in effect at the time of the revised delivery date.

5.                                      ACCEPTANCE BY TOSHIBA. This Quotation/Order will not be binding on Toshiba even if signed by a Toshiba employee, until Customer’s order for the Equipment is booked by Toshiba’s Headquarter office.

6.                                      EQUIPMENT INSTALLATION.  Toshiba will install all Equipment purchased under this Agreement and connect them to existing power and/or plumbing lines at no additional charge to Customer. Customer will be responsible for electrical wiring, plumbing, carpentry, plastering, painting, or all other site preparation required prior to installation and connection of the Equipment by Toshiba.  Customer will provide space at the installation site for the safe storage of Toshiba’s tools, test equipment and other materials used for installation at no charge to Toshiba.  Customer shall, at its cost, obtain all permits and licenses required by governmental authorities in connection with the installation and operation of the Equipment. The Equipment may contain certain components that may have been re-manufactured. However, such components will meet the manufacturer’s specifications for new components as of the date of completion of installation.

7.                                      EQUIPMENT OPERATION AND INDEMNITY.  Customer agrees that all Equipment purchased under this Agreement will be operated exclusively by duly qualified technicians and/or medical doctors in a safe and reasonable manner in accordance with Toshiba’s written instructions, applicable laws and regulations, and for the

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

purposes for which such Equipment was intended.  Customer agrees to defend, indemnify and hold Toshiba and Toshiba’s officers, directors and employees harmless from and against all claims, demands, lawsuits, liabilities, judgments and costs (including reasonable attorney’s fees, expert fees, and other litigation costs) arising out of or in connection with the Customer’s negligent operation of the Equipment.

8.                                      LIMITED WARRANTY AND REMEDY.  For the warranty period described below by product, Toshiba, as its only obligation, will replace or repair, without charge to Customer during Toshiba’s normal working hours (if Customer requests warranty service outside such hours, Customer will pay overtime premium for labor), any component of the Equipment that is defective in materials or workmanship, provided such defect is reported to Toshiba within the warranty period. Toshiba’s warranty period is as follows:  (a) Systems and Major Components - one year from date of completion of installation; (b) Accessories/Options (except glassware) - six months from date of completion of installation.  Toshiba does not warrant that the operation of the Equipment will be uninterrupted. Components not manufactured by Toshiba, including but not limited to X-Ray tubes, monitors, glassware, VTRS, cameras, computer equipment, and software will be furnished subject only to the manufacturer’s warranty, if any, and without any warranty whatsoever by Toshiba.  During the warranty period, Toshiba will furnish free of charge any upgrades, including software required to correct any defect in the Equipment or as required under applicable laws.  All defective parts replaced by Toshiba will become the property of Toshiba. Replacement parts may be re-manufactured. However, such parts will meet the manufacturer’s specifications for new components as of the date of completion of installation. TOSHIBA’S OBLIGATION TO REPAIR OR REPLACE DEFECTIVE PARTS WILL BE CUSTOMER’S SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF THE WARRANTY SET FORTH IN THIS SECTION.  SUCH WARRANTY WILL BE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  The warranty set forth in this Section will not apply to, and Toshiba will not be liable for any defects resulting from misuse, repairs performed by unauthorized third parties, accidents, acts of God, or neglect of anyone other than Toshiba.

9.                                      LIMITATION OF LIABILITY.  TOSHIBA WILL NOT UNDER ANY CIRCUMSTANCES BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR EXEMPLARY DAMAGES OR ECONOMIC LOSS ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT, EVEN IF TOSHIBA IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.  IN NO EVENT WILL TOSHIBA’S LIABILITY TO CUSTOMER (WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, TORT, INCLUDING NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT EXCEED THE AGGREGATE AMOUNT ACTUALLY PAID BY CUSTOMER TO TOSHIBA UNDER THIS AGREEMENT. THE LIMITATION OF LIABILITY SET FORTH ABOVE WILL NOT APPLY TO CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE CAUSED BY EQUIPMENT DEFECTS, OR TO CLAIMS FOR PATENT INFRINGEMENT.

10.                               SECURITY INTEREST.   Toshiba hereby reserves and Customer grants to Toshiba a security interest pursuant to the Uniform Commercial Code, in and to the Equipment (and all products and proceeds of it) until full payment of the purchase price is received.

11.                               REMOVAL OF EQUIPMENT.  Until Toshiba has received full payment of the purchase price, Customer will not remove all or any part of the Equipment from Customer’s premises, nor will Customer sell, lease, transfer or otherwise part with the possession of, or permit any lien or encumbrance to be placed on all or any part of the Equipment.

12.                               REMEDIES OF TOSHIBA.  If Customer fails to make any payment when due under this Agreement or under any other agreement between Customer and Toshiba, or becomes insolvent or makes an assignment for the benefit of creditors, or if a petition in Bankruptcy is filed by or against Customer, or if the financial responsibility of Customer becomes impaired or unsatisfactory in Toshiba’s judgment, or if Customer otherwise breaches any of the terms and conditions of this Agreement, then Toshiba may, without prior notice or demand, defer shipments, cancel the balance of the order, suspend performance of any obligation (including without limitation, all obligations set forth under Limited Warranty And Remedy above), and/or take immediate possession of the Equipment delivered, until the full purchase price of the Equipment is paid by Customer or, at Toshiba’s discretion, until security satisfactory to Toshiba is given by Customer.  Any costs incurred by Toshiba as a result of suspending performance or repossession or collection will be payable by Customer. Toshiba may sell repossessed Equipment with proceeds to be applied to unpaid balance and expenses incurred in sale, repossession and collection. Customer will pay any remaining deficiency.  Toshiba may exercise any other rights available to it by law.

13.                               EXCUSED PERFORMANCES. Neither party will be liable to the other for non-performance or delay in performance resulting directly or indirectly from any occurrences beyond such party’s control, including without limitation, strikes or other labor troubles, acts of God, war, accidents, fires, floods, other catastrophes, inclement weather, transportation, unavailability of materials and labor, delays caused by suppliers, or laws, regulations, or acts of any governmental agency.

14.                               SOFTWARE.  All rights and interest in any software that may be furnished under this Agreement, and any updates and enhancements to it, will remain the property of Toshiba or its licensors.  Such software is being furnished to Customer under a non-exclusive license.  Customer will not, or allow others to reverse-engineer, disassemble, decompile, modify, copy, reproduce, or transcribe the software nor use it to create derivative works, nor allow third parties to use the same without Toshiba’s prior written consent.  All rights, title and interest to the Software not expressly granted to you will remain the property of Toshiba or its licensors.  Customer may not sublicense, loan, lease, distribute, assign or otherwise transfer any Software or copies thereof, in whole or in part, or otherwise make any Software available to third parties or allow third parties to use of the Software without the written consent of Toshiba or, if such Software is owned by a licensor to Toshiba, such licensor.  Upon Toshiba’s request, Customer will execute an End-User Software License Contract, in a form to be mutually agreed between the parties.

15.                               CANCELLATION.  Customer may not cancel the order subject to this Agreement except with Toshiba’s prior written consent. In the event of such cancellation, Toshiba will be entitled to recover any and all damages suffered by it caused by the cancellation as allowed by law, but in no event less than an amount equal to * * * of the purchase price for a restocking charge.

16.                               ASSIGNMENT. Neither party may assign any of its obligations under this Agreement without the prior written consent of the other party.

17.                               EXPORT REGULATIONS.  This Agreement involves products, and/or technical data that may be controlled under the U.S. Export Administration Regulations and may be subject to the approval of the U.S. Department of Commerce prior to export.  Any export or re-export by Customer, directly or indirectly, in contravention of such Regulations is prohibited.

18.                               ENTIRE AGREEMENT.  This quotation contains the entire agreement between the parties and supersedes all prior and contemporaneous agreements between the parties, whether oral or written, relating to its subject matter, including, without limitation, all different or additional terms and conditions which may be contained in Customer’s bid documents, purchase order or any other documents furnished by Customer. The provisions of this Agreement may not be modified unless in writing and executed by both parties.

19.                               U.S. GOVERNMENT RIGHTS.  The Software is provided with Restricted Rights.  Use, duplication or disclosure by the U.S. government is subject to restrictions as set forth in (a) this Agreement pursuant to DFARs 227.7202-3(a); (b) subparagraph (c)(1)(i) of the Rights in Technical Data and Computer Software clause at DFARs 252.227-7013; or (c) the Commercial Computer Software Restricted Rights clause at FAR 52.227-110 subdivision (c)(1) and (2), as applicable.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT K

U.S., INSTALLATION, EDUCATION AND SERVICE

Here is the go to market strategy that lists the different configurations that ViTAL and TAMS will provide to our mutual customers:

A.                                   One CT with One ViTAL Workstation

B.                                     ViTALConnect, as an added option to configuration A.

C.                                     One CT with One ViTAL Enterprise — Full configuration (expandable to ViTAL Enterprise)

D.                                    Aquilion ONE with Vitrea fX

Here are the respective responsibilities for each configuration

Configuration	HW Procurement	Installation/Deployment	Education	Actual Support	Who owns contract
A	T*	T	V**	V	T
B	T	V	V	V	V
C	T	V	V	V	V
D	T	T	V	V	T

* TAMS

** ViTAL Images

Actual Support includes first and second level.